Exhibit 8.2

Date	:	20 December 2023
Our Reference	:	CORP/2022.128/AKYY/YCY/VC
Your Reference	:

LINKERS INDUSTRIES LIMITED

Commerce House

Wickhams Cay 1

P. O. Box 3140, Road Town

Tortola, VG1110

British Virgin Islands

Attention: Mr. Ronald Lau – Director

Dear Sirs,

PROPOSED LISTING OF LINKERS INDUSTRIES LIMITED (“LIL” OR “COMPANY”) ON THE NASDAQ CAPITAL MARKET (“NASDAQ”)

We act as the Malaysian legal adviser to the Company in connection with the Company’s application to Nasdaq for the listing of the Class A ordinary shares in the share capital of the Company (“Proposed Listing”) through the Company’s registration statement on Form F-1 (as may be amended from time to time) (“Registration Statement”), comprising of –

(a)	an offering of up to 2,200,000 Class A ordinary shares of a par value of US$0.00001 each of the Company (“Class A Ordinary Shares”) by the Company pursuant to the public offering prospectus;

(b)	an offering of up to 330,000 Class A ordinary shares additional to the Class A Ordinary Shares within 45 days after the closing of the offering to the underwriter to cover over- allotments; and

(c)	a resale by the selling shareholders as set out in the resale prospectus of the Registration Statement of up to 2,200,000 Class A ordinary shares pursuant to the resale prospectus.

For the purposes of rendering this opinion, we have conducted and relied on searches at the databases of the Companies Commission of Malaysia (“CCM”), the Malaysian Department of Insolvency and the CTOS Data Systems Sdn. Bhd. database (“CTOS Database”) to obtain certain confirmations in respect of LIL’s subsidiary which is incorporated and existing in Malaysia, being TEM Electronics (M) Sdn. Bhd. (Malaysian Company Registration No. 199501036258 (365460-T)) (“TEM Electronics”).

This opinion has been compiled from –

(a)	search conducted by us with CCM on TEM Electronics and the result of which is listed in

Appendix II;

Consultant	Johore Resident Partner	Associates	:	3A07, Block B, Phileo Damansara II
Yap Siew Bee	Tan Khai Ling	Carine Huang Kai Ling	:	15 Jalan 16/11, Off Jalan Damansara
		Chen Ee Wern	:	46350 Petaling Jaya, Selangor
Senior Partner	Muar Resident Partner	Chia Peck Yun	:	Malaysia
Philip Koh Tong Ngee	Ong Kai Rou	Chin Hui Shan	:
		Evonne See Shin Hui Fang	:	T	+603-7956 8686
Partners	Senior Associates	Kai Loon
Adrian Koh Yeow York	Ashleigh Heng Wei Yee	Goh Zhi En	:	F	+603-7956 2208 Corporate, Property & Banking
Kamraj Nayagam	Christina Lau Zhi Yan	Grace Tan Keng Sang	:		+603-7956 2209 Litigation & Dispute Resolution
Lee Yee Peng	Kong Pei Yin	Jessica Teh Inn Kgee	:	E	general@mkp.com.my
Lim Lee	Low Kin Sin	Lam Shi Yen	:	W	www.mkp.com my
Ling Wenny	Maya Gayathri Devaruban	Lim Hui Ying	:
Pang Jia Ling	Mendy Tan Man Ny	Michelle Pauline Lim	:
Surialinda Ahmad	Prasana Selvam	Nicole Lee Shih En	:
Yap Boon Hau		Poo Hao Yi	:	*	Also at: Johore Bahru (Wisma S P Setia Indah Walk Office)
Yee Chew Yan		Rebecca Ong Chi Cheng	:	*	& Muar (Mega Commercial Centre Office)
Yip Jia Hui		Samantha Seow Vern Yee	:	*	Please quote our reference when replying
		Scarlett Chai Siu Shian	:	*	Working hours 8:30 a.m. to 5:30 p.m., Mondays to Fridays
Tan Eng Jun
Vanessa Liau Qi Xuan
Vanessa Pan Shao Qi
Vivian Cheng Xin Wei
Yeap Chi Cheng

20 December 2023

(b)	searches conducted by us at the Malaysian Department of Insolvency and with the CTOS Database in respect of TEM Electronics and the directors and senior management of TEM Electronics, whose names are set out in Appendices III and IV (collectively, the “Director and Senior Management”), the results of which are listed in Appendices III and IV respectively; and

(c)	examination by us in the course of the due diligence investigation conducted by us in relation to the Proposed Listing of the following statutory documents, registers, books, files and documents of TEM Electronics remotely via electronic mail correspondences:

(1)	Memorandum and articles of association/constitution.

(2)	Register of Allotments.

(3)	Register of Members.

(4)	Register of Directors.

(5)	Register of Secretaries.

(6)	Register of Charges.

(7)	Register of Director’s Shareholdings.

(8)	Register of Transfers.

(9)	Statutory forms filled by TEM Electronics with CCM, including the certificate of incorporation including change of name and/or status, Certificate of Return of Allotment of Shares, Statement Containing Particulars of Shares Allotted Otherwise Than For Cash, Notice of Increase in Share Capital, Notice of Situation of Registered Office and of Office Hours and Particulars of Changes, the latest Return Giving Particulars in Register of Directors, Managers and Secretaries and Changes of Particulars, Form of Transfer of Securities, Statement of Particulars to be Lodged with Charge, Certificate of Registration of Charge and where relevant, discharge forms (i.e. Memorandum of Satisfaction of Registered Charge, Memorandum where Property or Undertaking is released from Registered Charge or has ceased to form part of Company’s Property or Undertaking and Certificate of Registration of Satisfaction of Release from Charge and Notice of Resolution under the Companies Act 1965, if any and where applicable, and such prescribed statutory form under the Malaysia Companies Act 2016 (“Companies Act”) (as the case may be).

(10)	Forms of Annual Return.

(11)	Minutes of general meetings and members’ circular resolutions of TEM Electronics for the past 2 financial years, i.e. 30 June 2022 and 30 June 2023 (“Track Record Period”) and up to 7 December 2023, being the latest practicable date prior to the issuance of this opinion (“LPD”).

(12)	Minutes of directors’ meetings and directors’ circular resolutions of TEM Electronics for the Track Record Period and up to the LPD.

(13)	Review of the various information, documents and contracts supplied to us by the management and personnel of TEM Electronics and those provided in the virtual data room established by the Company.

(14)	A copy of the final draft Registration Statement dated 6 December 2023.

A.	SCOPE OF ENQUIRIES

(a)	Unless otherwise stated in this opinion, this opinion does not address, or purport to address in any detail, items and matters dealt with in any report made by any accountants, valuers, quantity surveyors or other advisers or experts (if any) in connection with the Proposed Listing.

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(b)	This opinion only relates to the legal aspects of TEM Electronics, and does not apply by implication to other matters and, in particular, does not include the commercial aspects involving TEM Electronics and the adequacy of the steps and verification taken.

(c)	We have limited the scope of our due diligence investigations solely to documents and information relating to TEM Electronics which is incorporated and existing in Malaysia as listed in Appendix I of this opinion and unless otherwise stated in this opinion, we have not made any due diligence investigations on any of the documents or information –

(1)	relating to companies of LIL which are incorporated outside Malaysia; or

(2)	relating to TEM Electronics whose records are for any reason not provided in the virtual data room established by the Company or otherwise supplied to us (including through electronic means).

(d)	In preparing this opinion and carrying out work in respect of the due diligence exercise, we have limited our enquiries to matters of a legal nature and to the verification of legal information contained in the Registration Statement and accordingly have neither raised queries in respect of, or otherwise investigated and accordingly express no opinion on, any accounting, financial or commercial issues relating to or otherwise affecting or capable of affecting, directly or indirectly, TEM Electronics or the Proposed Listing. In particular, our role in the due diligence verification does not include, inter alia, the following:

(1)	Review or verification of the accounts of TEM Electronics and other taxation (unless otherwise stated in this opinion) or financial data.

(2)	Review or verification of any information or statements on the commercial aspects of TEM Electronics, including their respective business prospects, the estimates, the assumptions and justification of future earnings, etc.

(3)	Verification of the adequacy of the insurances taken up by TEM Electronics.

(4)	Information on profitability, viability or reputation.

(5)	Technical non-legal information and investment considerations.

(6)	All other information relating to the Proposed Listing which are within the scope of expertise of other advisers such as, but not limited to, valuers, auditors and other independent expert advisers.

(e)	Our role does not include the rectification of any irregularities that are uncovered by the due diligence review.

Based upon our scope of enquiries and role in connection with the Proposed Listing and our review of the documents provided by the Company (including those provided in the data room established by the Company or otherwise supplied to us (through other means including electronic means) and the assumptions set out in Schedule 1 hereto and subject to the qualifications set out in Schedule 2 hereto, we are pleased to confirm as follows:

1.	Due incorporation and capacity

TEM Electronics has been incorporated and validly existing under the laws of Malaysia and is legally and beneficially owned by its shareholder as at the date of this opinion.

Upon having perused the object clauses of the Memorandum and Articles of Association of TEM Electronics, we are of the view that it contains adequate power for TEM Electronics to carry on its principal business according to its latest form of annual return and audited account.

20 December 2023

2.	Constitutional documents

With the coming into force of the Companies Act on 31 January 2017, the memorandum and articles of association of an existing company in force and operative at the commencement of the Companies Act, and the provisions of Table A under the Fourth Schedule of the Companies Act, 1965 if adopted as all or part of the articles of association of a company at the commencement of the Companies Act, shall have effect as if made or adopted under the Companies Act, unless otherwise resolved by the company.

Accordingly, the Memorandum and Articles of Association of TEM Electronics complies with the requirements of the Companies Act.

3.	Licences

To the best of our knowledge, save and except for the non-compliance matters involving TEM Electronics during the Track Record Period and up to the LPD as disclosed in Appendix XIII, TEM Electronics has obtained all relevant licences, permits, approvals, authorisations and consents as listed in Appendix V (collectively, the “Licences”) which are necessary and material to its current business, and based on the documents and information available to us, all the Licences are currently valid and remain in full force and effect and have not expired, been varied or revoked.

4.	Compliance

Save and except in respect of the non-compliance matters involving TEM Electronics during the Track Record Period and up to the LPD as disclosed in Appendix XIII, based on the documents made available to us by TEM Electronics, TEM Electronics is not in violation of (i) its Memorandum and Articles of Association; (ii) the Licences; or (iii) any Malaysian laws, rules or regulations in any material respect, including the laws and regulations disclosed in the “Regulations” section of the Registration Statement (insofar as such statements constitute summaries of Malaysian legal matters), as reproduced in Appendix VI.

5.	Share capital

(a)	All of the issued shares of TEM Electronics have been authorised and are validly issued and fully paid-up and are owned in the amounts and percentages as listed in Appendix I. To the best of our knowledge and based on our review of the documents made available to us by TEM Electronics (including, the Memorandum and Articles of Association of TEM Electronics, register of members, register of charges and the results of searches with the CCM dated 7 December 2023), all the issued shares of TEM Electronics are free from and clear of any charges, restrictions upon voting, transfer, pre-emptive rights or any other encumbrances that is or may be applicable in the context of the Proposed Listing.

(b)	Based on confirmation given by LIL and the documents made available to us, all the share transfers involving the shares of TEM Electronics were lawfully completed.

6.	Winding-up and bankruptcy

(a)	The results of searches with the Malaysian Department of Insolvency and the CTOS Database show that no order has been made and no step has been or is being taken and no petition or the like is outstanding or has been made for appointment of an administrator, a judicial manager, a receiver or a liquidator or similar person to, or for the winding-up of TEM Electronics (as set out in Appendix II), as at the date of the search results.

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(b)	The results of searches with the Malaysian Department of Insolvency show that none of the Director and Senior Management is bankrupt as at the date of the search results.

7.	Litigation

Based on the replies received from the management and personnel of TEM Electronics and based on our review of the minutes of general meetings, members’ circular resolutions, minutes of directors’ meetings and directors’ circular resolutions of TEM Electronics for the Track Record Period and up to the LPD, no litigation, arbitration or governmental or regulatory investigation or proceeding is current or pending or threatened or contemplated, against or affecting TEM Electronics or any of the Director and Senior Management.

Based on the results of the CTOS Searches (as set out in Appendices II, III and IV respectively), no litigation or proceedings are current or pending or threatened or contemplated, against or affecting TEM Electronics or any of the Director and Senior Management.

8.	Real property

To the best of our knowledge and based on the confirmation received from the management and personnel of TEM Electronics, TEM Electronics does not own any real properties as at the LPD.

9.	Tenancy agreements

(a)	The tenancy agreements entered into by TEM Electronics were furnished to us for review are listed in Appendix X.

(b)	Based on our review of the tenancy agreements listed in Appendix X, the tenancy agreements have been stamped with requisite ad valorem stamp duty as prescribed under the Stamp Act 1949 and are legally binding, valid and enforceable under the applicable Malaysian laws.

10.	Restrictions in interest/conditions of land use as endorsed on the title documents to the Tenanted Properties

Based on copies of the title or results of land search conducted by us on the properties tenanted by TEM Electronics as set out in Appendix X reviewed by us (collectively, the “Tenanted Properties”), the current use of such Tenanted Properties by TEM Electronics is complied with the restrictions in interest and condition of land use as endorsed on the titles.

11.	Material contracts

To the best of our knowledge and based on the information and documents made available to us by TEM Electronics, we are not aware nor have been informed by the management of any material contracts (being contracts which are not within the ordinary course of business) which were entered into by TEM Electronics during the Track Record Period and up to the LPD.

12.	Tax

To the best of our knowledge and based on the replies received from the management of TEM Electronics and the tax agents of TEM Electronics, namely, BDO Tax Services Sdn. Bhd. and Hassamay Management Sdn. Bhd. respectively, TEM Electronics has filed its tax returns for its applicable taxation during the Track Record Period for the years of assessment 2021 and 2022.

20 December 2023

Based on the replies received from the management of TEM Electronics and the aforesaid tax agents of TEM Electronics, we are not aware of any corporate tax audit or corporate tax investigation conducted by the Inland Revenue Board of Malaysia on TEM Electronics and we are not aware of any tax dispute between TEM Electronics and the Inland Revenue Board of Malaysia concerning any matter likely to affect the liability of TEM Electronics to taxation.

13.	Immunity

TEM Electronics is not entitled to any immunity under Malaysian laws and regulations, whether characterised as sovereign immunity or otherwise, from any legal proceedings in respect of itself or its property, whether in the execution of judgment or attachment or otherwise.

14.	Intellectual property rights

To the best of our knowledge and based on the confirmation provided by TEM Electronics, TEM Electronics does not own any intellectual property rights save and except for a licence to use the trademarks as set out in Appendix VIII granted by TEM Group Limited and BAP Trading Company Limited pursuant to a trademark licence deed dated 17 March 2023 entered into between TEM Group Limited and BAP Trading Company Limited (collectively, as licensors) and TEM SP Limited (as licensee) of which TEM Group Limited and BAP Trading Company Limited agreed to grant TEM SP Limited and its affiliates, including TEM Electronics, the right to use the trademarks as set out in Appendix VIII.

15.	Banking facilities

Based on copies of the letters of offer and security documents in relation to the banking facilities made available to us by TEM Electronics, the banking facilities which are currently in effect and are taken up by TEM Electronics as at the LPD are set out in Appendix XI.

Upon reviewing the various terms and conditions set out in the letters of offer, facility agreements and other security documents in respect of the existing banking facilities granted to TEM Electronics as referred to above, we are not aware of any consent required from the existing bankers/financiers of TEM Electronics for the purpose of implementation of the Proposed Listing.

16.	Hire purchase agreements in respect of machinery/equipment and assets

Based on the information and documents made available to us by TEM Electronics, TEM Electronics has entered into 3 hire purchase agreements in respect of their machinery, equipment and assets as set out in Appendix XII.

17.	Employment

Based on copies of the letter of offer and contract of employment made available to us by TEM Electronics, TEM Electronics has a total number of 222 employees (consisting of 191 local employees and 31 foreign workers) which fall within the purview of the Employment Act 1955 (“Employment Act”), as at 30 June 2023, being the latest practicable date of our review of the details of employees provided by TEM Electronics.

Based on our review of the template of the letter of offer and the contract of employment provided by the management, we confirm that the terms of the letter of offer and contract of employment of TEM Electronics are in compliance with the Employment Act. As at 7 December 2023, being the latest practicable date of our review of the details of employees provided by TEM Electronics, we are not aware of any on-going or existing industrial disputes between TEM Electronics and its employees.

20 December 2023

18.	Insurance

Based on the documents made available to us by TEM Electronics, the summary of the insurance policies currently in effect taken up by TEM Electronics as at the LPD are as set out in Appendix IX.

19.	Environmental matters

Based on the information and documents made available to us by TEM Electronics, we are not aware of any outstanding orders, notices or directions that have been served on TEM Electronics under environmental laws and TEM Electronics has complied with the applicable environmental laws of Malaysia throughout the Track Record Period and up to the LPD.

20.	Agreements with related parties

Based on our review of the resolutions of the board of directors of TEM Electronics and the documentation and confirmation provided by the management, save as disclosed in Appendix XIV, we are not aware nor have been informed by the management of any agreements or arrangements entered into by TEM Electronics with its related parties during the Track Record Period and to up to the LPD.

21.	Registration Statement

The statements set out in the paragraph entitled “Regulations” (insofar as such statements constitute summaries of material Malaysian legal matters applicable to TEM Electronics) as reproduced in Appendix VI and as circled-up are accurate, complete and not misleading.

The statements set out in the sections under the Registration Statement entitled “Prospectus Summary”, “Enforcement of Civil Liabilities”, “Risk Factors”, “Corporate History and Structure”, “Business”, “Regulations” and “Material Income Tax Considerations” (insofar as such statements constitute summaries of material Malaysian legal matters applicable to TEM Electronics) as reproduced in Appendix VII and as circled-up are accurate, complete and not misleading.

22.	Listing

No consent, approval, permit, authorisation, filing with or order of any court or governmental or regulatory authority or body is required in Malaysia in connection with the Proposed Listing of, and the issue and sale of, the shares by the Company as described in the Registration Statement, provided that no issue of securities, offer for subscription or purchase of securities, or an invitation to subscribe for or purchase for securities is made in Malaysia.

B.	BENEFIT

This opinion is addressed to the persons named above and may not, without our prior written consent, be –

(a)	relied on by another person;

(b)	disclosed, except to the advisers to the Company in relation to the Proposed Listing on the basis that it is disclosed without any liability on our part and that they will make no further disclosure (other than disclosure to governmental or regulatory authorities or in the Registration Statement);

20 December 2023

(c)	filed with a government or agency (except for Nasdaq and the U.S. Securities and Exchange Commission (“SEC”)) or quoted or referred to in a public document (except in the Registration Statement and in any replies to queries from Nasdaq and SEC in connection with the Proposed Listing) or unless it relates to any legal proceeding in connection with this opinion; or

(d)	used for any purpose other than those stated in this opinion.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

We consent to a copy of this opinion or an extract hereof being provided to Nasdaq and SEC, any part of the contents of this opinion being disclosed in the Registration Statement of the Company and a copy of this opinion being made available for inspection as described in Exhibits 8.2 and 23.3 of the Registration Statement. We further consent to each reference to our name and all references thereto, in the form and context in which they are included in the Registration Statement.

This opinion is given on and as at the LPD.

Yours faithfully,
for and on behalf of
MAH- KAMARIYAH & PHILIP KOH

/s/ Yee Chew Yan
Yee Chew Yan Partner
Email : ycy@mkp.com.my
Tel : 03-7956 2208 (Ext 203)

20 December 2023

SCHEDULE 1

Assumptions

For the purposes of this opinion, we have made the following assumptions which we believe to be fair and reasonable and nothing has come to our attention that causes us to believe otherwise:

(a)	that the information conveyed to us by officers and employees of TEM Electronics includes all of the relevant information within their knowledge concerning the investigations which are the subject matter of this opinion and such information was true and accurate in all material respects;

(b)	except where our enquiries or where we are aware of information which have given rise to contrary beliefs, that the statements (written or otherwise) made by the directors, officers and employees of TEM Electronics and representations or oral information provided by them and responses to the questions put to them by us have been true and accurate in all material respects and have contained no material omission;

(c)	that all opinions and views expressed by TEM Electronics or its respective agents or officers, employees and advisers are honestly held by them and that all such opinions and views expressed to us were when made and continue to be based on reasonable assumptions, and all statements of fact by any of the foregoing persons were when made and continue to be true, accurate, correct and not misleading in any way;

(d)	that the directors, officers and employees of TEM Electronics whom we interviewed were competent to answer our questions and that there were no other officers who we should have interviewed in relation to those questions;

(e)	that there were no documents other than those which were disclosed to us (including those documents disclosed to us upon request) which relate to the items which we examined;

(f)	that the signatures, seals and any duty stamp or marking wherever appearing are genuine, and if seals are affixed thereon, they are affixed in accordance with the articles of association or the constitution of the company affixing such seals;

(g)	the authenticity, completeness and factual accuracy of all corporate records or documents forwarded or made available to us as originals and the conformity with the originals of all corporate records or documents presented as copies and that the originals have not been amended;

(h)	that each counter-party to the documents entered into by TEM Electronics –

(i)	is validly existing under the laws of the jurisdiction under which it is incorporated and has the corporate power to enter into and perform all of its obligations under the documents to which it is a party;

(ii)	has taken all necessary action to authorise the execution, delivery and performance by it of the documents to which it is a party in accordance with its terms; and

(iii)	has authorised, executed and delivered the documents to which it is a party, and under all relevant law (other than Malaysian law), the documents to which it is a party constitute a legal valid and binding obligations on such party enforceable against them in accordance with their terms;

(i)	that in so far as any obligations under any document examined by us is to be performed in any jurisdiction outside Malaysia, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

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(j)	without prejudice to our opinions expressed herein, the accuracy of all certificates, letters and opinions given by external advisers of TEM Electronics in relation to the documents examined by us;

(k)	that except where it is revealed from our searches, the details revealed in searches of public records and registers kept by all governmental departments or authorities reviewed by us have been properly and accurately recorded and are complete and up to date;

(l)	that all corporate records and other documents examined by us were and are genuine, complete, up-to-date and accurate and, without limitation –

(i)	the details of TEM Electronics as provided to us by the management and as particularised in Appendix I of this opinion are true, accurate and complete in all respects;

(ii)	all relevant notices of meetings of TEM Electronics have been duly and properly given in relation to meetings of directors and members;

(iii)	the minutes of the meetings of TEM Electronics examined by us correctly record the business of, and resolutions passed at, any such meeting and are full and accurate records of all resolutions that have been duly passed by the directors and members of TEM Electronics, and have not been amended or rescinded and the same are valid and subsisting;

(iv)	no relevant corporate records, minutes of meetings and other documents have been withheld from us (whether deliberately or inadvertently);

(v)	except as otherwise stated, all material information not in the fields of TEM Electronics but within the knowledge of its officers and directors was made available to us;

(vi)	all factual matters stated in any document provided to us were and are true and correct; and

(vii)	all information or documentation supplied to or examined by us in connection with the preparation of this opinion, or from which this opinion is compiled, was and remains true and complete and is not misleading in any way;

(m)	that any document or record submitted to us continues unamended and in full force and effect, and has not been varied, cancelled or superseded by some other document or agreement or action of which we are unaware;

(n)	to the extent that the result of company and other searches referred to in this opinion are unavailable, inaccurate and/or outdated, no voluntary winding-up resolution has been passed by TEM Electronics, no petition has been presented or order made by a court for the winding-up, dissolution or administration of TEM Electronics and no receiver, trustee, administrator, administrative receiver or similar officer has been appointed in relation to TEM Electronics or any of its assets or revenues; and that the information disclosed in the searches was correct and complete and remains correct and complete as at the date of this opinion;

(o)	that due disclosure had been made by each director of any interest he or she might have in the transactions to which the resolutions of the board of directors and shareholders of TEM Electronics relate in accordance with the provisions of the Companies Act (or any other applicable law governing such matters) and the Memorandum and Articles of Association/Constitution of TEM Electronics and that no director of TEM Electronics has any interest in the transactions to which the transaction documents relate except to the extent permitted in the Memorandum and Articles of Association/Constitution of TEM Electronics;

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(p)	all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside of Malaysia, and all other requirements outside Malaysia have been duly obtained or fulfilled and are and will remain in full force and effect, and that any condition to which they are subject have been satisfied;

(q)	unless otherwise informed or unless otherwise stated in this opinion, all conditions precedent in any agreements or documents provided to us have been fulfilled; and

(r)	we have made such examination of the laws of Malaysia as currently applied by the courts of Malaysia as in our judgment is necessary for this opinion. We do not purport to be qualified to express an opinion, and we express no opinion in this opinion, as to the laws of any jurisdiction other than Malaysia.

The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete in every way. Nothing has come to our attention to lead us to believe that any of the foregoing assumptions are not correct, but where an assumption is stated to be made in this opinion, we have not, except where expressly otherwise indicated, made any independent investigation with respect to the subject matter of that assumption. No assumption is limited by any other assumption.

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SCHEDULE 2

Qualifications

The opinions expressed in this opinion are subject to the following qualifications:

(a)	The role that we have performed as described in this opinion.

(b)	The scope of our due diligence investigations did not extend to any non-legal matters, such as any technical, scientific, actuarial, financial, and statistical or accounting matters or any factual matters.

(c)	Our examination of the public records of TEM Electronics kept at the relevant registries are based on the information publicly available thereat and is unable to reveal any transaction or matter presented for registration at the said registries which may not have been processed and, as such, have not been made available at the relevant registries at the time of our examination of the public records.

(d)	We have relied on the searches conducted at CCM, the CTOS Database and the Insolvency Department of Malaysia and whilst every endeavour has been made to ensure the accuracy and correctness of the searches conducted, the records are not necessarily accurate, complete or up-to-date and we do not accept any liability for errors or omission in the search reports.

(e)	This opinion is strictly limited to the matters stated in it and does not apply by implication to any other matters.

(f)	Statements in this opinion as to the right or liability of a person to do any act, deed or thing in the present or future or both are based on the laws of Malaysia as at the date hereof.

(g)	Our opinion (if any) that an obligation or document is valid, binding and/or enforceable means that the obligation or document is of a type and form which Courts in Malaysia in principle enforce. It should not be taken to mean that the obligations or documents will necessarily be enforced in accordance with their terms in all circumstances. In particular -

(i)	enforcement of obligations may be affected or limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(ii)	equitable remedies, such as injunctions and specific performance, are discretionary and may require that a person act with reasonableness or in good faith;

(iii)	the enforceability of obligations may be affected by statutes of limitation, by estoppel and similar principles;

(iv)	claims may be subject to defences of set-off, counter-claim, estoppel, abatement and similar principles; and

(v)	the enforcement of obligations may be affected or limited by the occurrence of any event of frustration or consideration of public policy.

(h)	The opinion expressed in paragraph 1 of this opinion (Due incorporation and capacity) that TEM Electronics has been duly incorporated under the laws of Malaysia is based on the assumptions set out in Schedule 1 and otherwise solely upon our review of the Certificate of Incorporation of TEM Electronics and our examination of the results of the winding-up search obtained from the office of the Insolvency Department of Malaysia. Without limiting the generality of that assumption, it should be noted that notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at the office of the Insolvency Department of Malaysia immediately and there may be a delay in the relevant notice appearing on the file of TEM Electronics concerned.

(i)	With regard to the opinion expressed in paragraph 5 (Share Capital) that the issued shares of TEM Electronics are validly allotted and fully paid-up, we have relied solely upon statements to that effect in the directors’ and members resolutions approving the allotment of such shares as set out in the minute books of TEM Electronics, the registers of members and the returns filed by TEM Electronics at the CCM in connection with the issue of such shares (which statements we have assumed to be correct) and we have not carried out any further investigation thereof.

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(j)	With regard to the opinion expressed in paragraph 5 of this opinion (Share capital), it should be noted that the register of members of TEM Electronics shows the legal ownership of shares of TEM Electronics but is not required to record the beneficial ownership of such shares or any trust affecting them nor the existence of any mortgage, charge, pledge, lien or other encumbrance or adverse interest; accordingly we express no opinion on the beneficial ownership of the shares of TEM Electronics or on the existence or absence of any such matters.

(k)	We express no opinion about factual matters, save for those factual matters which also are the subject-matter of any opinion given by us in this opinion.

(l)	We express no opinion on any provision in contractual agreements requiring written amendments and waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted between or by the parties.

(m)	Any clause providing for the severability of any provision of contractual agreements may not be enforceable in accordance with its terms, as a Court in Malaysia may reserve to itself a discretion and the decision as to whether any provision is severable.

(n)	A determination, calculation, certificate or statement as to any matter provided for in contractual agreements may be held by the Courts of Malaysia not to be conclusive and binding in certain circumstances and will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party. An example of such circumstances is if such determination, calculation, certificate or statement could be shown to have an unreasonable or arbitrary basis or in the event of manifest error or fraud.

(o)	To the extent that a provision of any contractual agreements may require a corporation to procure another corporation to do or refrain from doing any act, matter or thing, if it would be a breach of the duties of the directors of the second mentioned corporation to do or refrain from doing that act, matter or thing, or if it would be illegal or impossible for that corporation to do or refrain from doing that act, matter or thing, such provision may not be enforceable.

(p)	A Court of Malaysia may stay proceedings if concurrent proceedings are being brought elsewhere or if it decides that another jurisdiction is a more appropriate forum.

(q)	Provisions in any contractual agreements providing that they may be amended or varied only by an instrument in writing may not be effective before a Court of Malaysia.

(r)	Where under any contractual agreements any party is vested with a discretion or may determine a matter in its opinion, the laws of Malaysia may require that such discretion be exercised reasonably or that such opinion be based upon reasonable grounds.

(s)	Any additional or default interest imposed by any contractual agreements on TEM Electronics or any other party thereto where it has defaulted in the performance of any of its/their obligations might be deemed by a Court in Malaysia to be a penalty in which event the said Court may in place thereof order payment of an amount (not exceeding the additional interest imposed) which it considers to be reasonable.

(t)	Where any obligations under any contractual agreements is to be performed in any jurisdiction outside Malaysia it may not be enforceable under Malaysian law to the extent that such performance would be illegal or unenforceable under the laws of such jurisdiction or if they may otherwise be contrary to public policy.

(u)	The rights and obligations of the parties to any contractual agreements may be affected by the laws applicable to contracts held to have been frustrated by events happening after their execution.

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(v)	We express no opinion as to the ability of the parties to any contractual agreements to observe and comply with their obligations thereunder, or on the legal and regulatory requirements of any country (other than Malaysia) for the execution, delivery and enforcement of the contractual agreements.

(w)	A provision that any statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party. An example of such circumstances is if such determination, calculation, y

(x)	certificate or statement could be shown to have an unreasonable or arbitrary basis or in the event of manifest error or fraud.

(y)	Any provision purporting to require a party to indemnify another person against the costs or expenses of proceedings in Malaysian courts is subject to the discretion of the court to decide whether and to what extent a party to such proceedings should be awarded costs and expenses incurred by it in connection therewith.

(z)	We express no opinion as to any obligation which any contractual agreements may purport to establish in favour of any person who is not a party to the contractual agreements.

(aa)	The courts may not give effect to any term of any contractual agreements providing for the total or partial exclusion of a liability or duty otherwise imposed by law.

(bb)	A payment made under mistake may be liable to restitution.

(cc)	The laws of Malaysia may require that parties act reasonably and in good faith in their dealings with each other.

(dd)	Our opinion herein is limited to the matters stated herein and does not apply by implication to any other matters in connection with any contractual agreements and in particular, it does not include the commercial aspects of the transaction contemplated therein and the adequacy of the terms and conditions of any contractual agreements vis-à-vis the positions of the parties thereto.

(ee)	Save where indicated in this opinion, we have not carried out any independent verification of the information supplied to us.

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mkp MAH-KAMARIYAH & PHILIP KOH

Appendix I – Corporate information of TEM Electronics

Company Name:	**Company No.:**
TEM Electronics (M) Sdn. Bhd.	199501036258 (36540-T)
Registered Office:	**Date of notice pursuant to Section 46(3) of Companies Act:**
119A & C, Lorong Macalister, 10400 George Town, Pulau Pinang, Malaysia	30.4.2020
Date of incorporation:	**Date of Form 9:**
31.10.1995	31.10.1995
Place of incorporation:	Malaysia

Former name(s) (if applicable):

From	To	Date of change of name	Date of Form 13
Honjin Plastic Sdn. Bhd.	Todaiji Electronics (M) Sdn. Bhd.	24.1.1996	24.1.1996
Todaiji Electronics (M) Sdn. Bhd.	TEM Electronics (M) Sdn. Bhd.	18.1.2005	18.1.2005

Principal activity/activities: Manufacturing of connectors assemblies and wire harness

Annual Return made up to:	**Audited Accounts as at:**
31.10.2023	30.6.2023

Issued share capital: RM2,400,000.00 (comprising 2,400,000 ordinary shares)

Shareholders as at: 7.12.2023

Name	No. of Shares:	
	Direct	%
TEM SP Limited	2,400,000	100

Register of Directors as at: 7.12.2023
Date of latest Form 49: 17.9.2015
Date of notice pursuant to Section 58 of the Companies Act: 31.7.2022, 30.11.2023 and 4.12.2023

Name	Address	NRIC/Passport No.	Date of Birth	Nationality	Date of Appointment
Vincent Ho Pang-Cheng	[redacted]	[redacted]	[redacted]	Singaporean	26.8.1997
Lau Man Tak	[redacted]	[redacted]	[redacted]	Hong Kong	13.5.2010
Teh Chooi Phing	[redacted]	[redacted]	[redacted]	Malaysian	30.11.2023

Register of Secretaries as at: 7.12.2023
Date of latest Form 49: 17.9.2015
Date of notice pursuant to Section 58 of the Companies Act: 31.7.2022, 30.11.2023 and 4.12.2023

Name	Address	NRIC/Passport No.	Date of Birth	Nationality	Date of Appointment
Ker Siew Luan	[redacted]	[redacted]	[redacted]	Malaysian	30.4.2020
Teh Yee Qing	[redacted]	[redacted]	[redacted]	Malaysian	30.4.2020

Register of Managers as at: 7.12.2023
Date of latest Form 49: 17.9.2015
Date of notice pursuant to Section 58 of the Companies Act: 31.7.2022, 30.11.2023 and 4.12.2023

Name	Address	NRIC/Passport No.	Date of Birth	Nationality	Date of Appointment
Nil	Nil	Nil	Nil	Nil	Nil

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Appendix II – Winding-up, CTOS & Company Searches on TEM Electronics

No.	Name of company	Date of company search	Date of winding up search	Date of CTOS search	Wound up? Yes/No
1.	TEM Electronics	7.12.2023	7.12.2023	7.12.2023	No

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Appendix III – Bankruptcy and CTOS searches on Directors of TEM Electronics

No.	Name of Directors	Date of bankruptcy search	Date of CTOS search	Bankrupt? Yes/No
1.	Vincent Ho Pang-Cheng	7.12.2023	7.12.2023	No
2.	Lau Man Tak	7.12.2023	7.12.2023	No
3.	Teh Chooi Phing	7.12.2023	7.12.2023	No

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Appendix IV – Bankruptcy and CTOS searches on Senior Management of TEM Electronics

No.	Name of Senior Management	Date of bankruptcy search	Date of CTOS search	Bankrupt? Yes/No
1.	Vincent Ho Pang-Cheng	7.12.2023	7.12.2023	No
2.	Lau Man Tak	7.12.2023	7.12.2023	No
3.	Teh Chooi Phing	7.12.2023	7.12.2023	No

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Appendix V – Licences and Permits

The following are the material licences and permits obtained by TEM Electronics for the operation of its businesses.

(1) Licences issued by the Royal Malaysian Customs Department

No.	Description of Licence / Permit / Registration	Licence/ Reference no.	Date of issuance/ renewal	Validity period	Major conditions imposed
1.	Manufacturing of wire harness, power cord and connector assemblies at Lot A99, Jalan 2A-3/A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia.	K11-G6-00000094(A)/09	30.12.2021	1.1.2022 – 31.12.2023	Nil
2.	Warehousing of wire harness, power cord and connector assemblies at Lot A99, Jalan 2A-3/A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia.	K11-G6-00000094/09	30.12.2021	1.1.2022 – 31.12.2023	Licensing payment of RM200.00 per month

(2) Licence issued by Ministry of International Trade and Industry of Malaysia

No.	Description of Licence / Permit / Registration	Licence / Reference no.	Date of issuance / renewal	Validity period	Major conditions imposed
1.	Manufacturing licence for the products of 'power cord' and 'wire harness and connector assembly' at Lot A97/A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia.	**Licence no.:** A013601 **Reference no.:** 180/38391/0099/ 0011 ACI **Serial no.:** A023709	17.1.2006	From 27.5.2003 onwards (no expiry date)	(a) TEM Electronics shall notify the Ministry of International Trade and Industry on any sale of shares of TEM Electronics. (b) TEM Electronics shall export 100% of its production of wire harness and connector assembly. (c) TEM Electronics shall train the Malaysians so that the transfer of technology and expertise can be channelled at all levels of positions.

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					(d) TEM Electronics shall carry out projects as approved and comply with the laws of Malaysia.

(3) Licences issued by Majlis Perbandaran Sungai Petani

No.	Description of Licence / Permit / Registration	Licence/ Reference no.	Date of issuance/ renewal	Validity period	Major conditions imposed
1.	Business premises licence in respect of the premises located at Lot A101 & A102, Jalan 2-A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia for the following: (a) Non-lighted advertisement (1 meter). (b) Warehouse licence (factory). (c) Restaurant/canteen/cafeteria. (d) Electrical and electronical factory.	MPSPK(K)911/1995(IP)	1.2.2023	Up to 31.12.2023	(a) The licence shall be displayed in a visible place. (b) The conditions of licence must be followed from time to time. (c) Any variation of address, business activities or closure of business must be informed. (d) The licence must be renewed once it expires.
2.	Business premises licence in respect of the premises located at Lot A99, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman, Malaysia for the following: (a) Lighted advertisement (8 meter). (b) Manufacturing factory (wire harness).	MPSPK(K)546/2011(IP)	3.4.2023	Up to 31.12.2023	(a) The licence shall be displayed in a visible place. (b) The conditions of licence must be followed from time to time. (c) Any variation of address, business activities or closure of business must be informed. (d) The licence must be renewed once it expires.

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Appendix VI – Malaysian law extracts in the section of the Registration Statement headed the “Regulations” section

The following is an overview of the material laws and regulations that are relevant to the business operations of TEM Electronics in Malaysia:

1.	Regulations Relating to Manufacturing Activities in Malaysia

(a)	Industrial Co-ordination Act 197

The Industrial Co-ordination Act 1975 (“ICA 1975”) which applies throughout Malaysia, provide for the co-ordination and orderly development of manufacturing activities in Malaysia, for the establishment of an Industrial Advisory Council and for other matters connected therewith or incidental thereto.

Pursuant to the ICA 1975, no person shall engage in any manufacturing activity unless he is issued a licence in respect of such manufacturing activity. “Manufacturing activity” refers to the making, altering, blending, ornamenting, finishing or otherwise treating or adapting any article or substance with a view to its use, sale, transport, delivery or disposal and includes the assembly of parts and ship repairing but shall not include any activity normally associated with retail or wholesale trade. Any person who fails to comply with this requirement is guilty of an offence and is liable on conviction to a fine not exceeding RM2,000 or to a term of imprisonment not exceeding 6 months and to a further fine not exceeding RM1,000 for every day during which such default continues. Under the ICA 1975, a manufacturer shall not manufacture any product other than those specified in a licence without the prior approval of the licensing officer. “Manufacturer” refers to a person who is engaged in any manufacturing activity, while “product” refers to any article, thing, substance or service produced as a result of any manufacturing activity and includes a range of products.

Pursuant to the ICA 1975, the licensing officer may in his discretion revoke a licence if the manufacturer to whom a licence is issued –

(a)	has not complied with any condition imposed in the licence;

(b)	is no longer engaged in the manufacturing activity in respect of which the licence is issued; or

(c)	has made a false statement in his application for the licence.

Pursuant to the Guide for Malaysian Manufacturers (“MIDA Guide Book”) issued by Malaysian Industrial Development Authority (“MIDA”), being the government’s principal agency for the promotion and coordination of industrial development in Malaysia, a manufacturing company with shareholders’ fund of RM2,500,000 and above or engaging 75 or more full-time paid employees to apply for a manufacturing licence for approval by the Ministry of Investment, Trade and Industry, Malaysia (“MITI”).

For the purpose of the MIDA Guide Book –

(a)	“shareholders’ funds” refers to the aggregate amount of a company’s paid-up capital, reserves, balance of share premium account and balance of profit and loss appropriation account, where:

(i)	Paid-up capital shall be in respect of preference shares and ordinary shares and not including any amount in respect of bonus shares to the extent they were issued out of capital reserve created by revaluation of fixed assets.

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(ii)	Reserves shall be reserves other than any capital reserve created by revaluation of fixed assets and provisions for depreciation, renewals or replacements and diminution in value of assets.

(iii)	Balance of share premium account shall not include any amount credited therein at the instance of issuing bonus shares at premium out of capital reserve by revaluation of fixed assets; and

(b)	“full-time paid employees” refers to all persons normally working in the establishment for at least 6 hours a day and at least 20 days a month for 12 months during the year and who receive a salary.

Since 31 July 1998, the Malaysian government had relaxed the equity policy guidelines for all applications for investments in new as well as expansion/diversification projects in the manufacturing sector. Under this relaxation, foreign investors could hold 100% of the equity irrespective of the level of exports. However, this relaxation in 1998 did not apply to specific activities and products where Malaysian companies had the capabilities and expertise.

To further enhance Malaysia’s investment climate, equity holdings in all manufacturing projects were fully liberalised effective from 17 June 2003. Foreign investors can now hold 100% of the equity in all investments in new projects, as well as investments in expansion/diversification projects by existing companies, irrespective of the level of exports and without any product/activity being excluded.

(b)	Customs Act 1967

The Customs Act 1967 (“CA 1967”) governs, amongst others, the levying of custom duties, port clearances, warehousing and other custom-related matters.

Licenced Manufacturing Warehouse (“LMW”) is established under the provision of the CA 1967. A LMW is granted to any person for warehousing and manufacturing goods liable to custom duties and any other goods in a place or places specified in the licence. Our Malaysian subsidiary is a LMW company whose licence was granted by the Director General of Customs for the warehousing and the manufacturing of approved products at our premises located at Lot A99, Jalan 2A-3, A101 & A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman. With the LMW, our raw materials and components used directly in the manufacturing process are exempted from custom duties.

(c)	Local Government Act 1976

Pursuant to the Local Government Act 1976, local authorities are empowered to make, amend and revoke by-laws. As our business is carried out in Sungai Petani, Kedah, we come under the jurisdictions of the Sungai Petani Municipal Council (“SPMC”) and the relevant by-laws governing the conduct of our business would be the Licensing of Trade, Business and Industries (Sungai Petani Municipal Council) By-Laws 1995 (“By-Laws 1995”) issued by SPMC.

According to the By-Laws 1995, any person who uses any premises within the SPMC for the business of manufacturing cables or wires requires a licence issued by the President of the SPMC (“President”). Any person who contravenes this by-law is guilty of an offence and on conviction, shall be liable to a fine not exceeding RM2,000 and to a further fine not exceeding RM200 per day during which the offence is continued after conviction. A director, general manager, secretary or other similar officer or any person who was purporting to act in any such capacity is deemed to be guilty of such offence and shall be liable for the same financial penalties as the offender, unless he proves that the offence was committed without his consent or connivance and that having regard to the nature of his functions in that capacity and to all the circumstances he took all reasonable means and precautions to prevent the commission of the offence.

The President may in his discretion compound any offence under the By-Laws 1995 by collecting from the person reasonably suspected of having committed the offence a maximum of RM300.

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2.	Regulations Relating to Workplace Safety

(a)	Factories and Machinery Act 1967

The Factories and Machinery Act 1967 (“FMA 1967”) and the relevant regulations made thereunder, including the Factories and Machinery (Notification, Certificate of Fitness and Inspection) Regulations 1970 governs the control of factories with respect to matters relating to the safety, health and welfare of person, the registration and inspection of machinery and for matters connected therein.

The FMA 1967 provides that the occupier of the factory has a duty to maintain the standards of safety of appliances and machinery in his factory, and the health and welfare of his factory workers. These include provisions requiring the taking of precautions against fire, the proper maintenance of safety appliances and machinery, the keeping of a clean factory, and the mandatory reporting of accidents and dangerous occurrences to the inspector of factories and machineries.

No person shall operate or cause or permit to be operated any machinery in respect of which a certificate of fitness is prescribed, unless there is in force in relation to the operation of the machinery a valid certificate of fitness issued under the FMA 1967. In the case of any contravention, an inspector of factories and machineries appointed under the FMA 1967 shall forthwith serve upon the person aforesaid a notice in writing prohibiting the operation of the machinery or may render the machinery inoperative until such time a valid certificate of fitness is issued. The person who contravenes this requirement shall be liable of an offence and shall on conviction, be liable to a fine not exceeding RM150,000.

For the purpose of FMA 1967 –

(a)	the term “machinery” includes steam boilers, unfired pressure vessels, fired pressure vessels, pipelines, prime movers, gas cylinders, gas holders, hoisting machines and tackle, transmission machinery, driven machinery, materials handling equipment, amusement device or any other similar machinery and any equipment for the casting, cutting, welding or electro-deposition of materials and for the spraying by means of compressed gas or air of materials or other materials but does not include:

(i)	any machinery used for the propulsion of vehicles other than steam boilers or steam engines;

(ii)	any machinery driven by manual power other than hoisting machines;

(iii)	any machinery used solely for private and domestic purposes; or

(iv)	office machines; and

(b)	the term “material handling equipment” includes any power-driven equipment for handling materials, and includes forklift, conveyor, stacker, excavator, tractor, dumper or bulldozer but does not include hoisting machine.

The Factories and Machinery (Repeal) Act 2022 (“FM Repeal Act”), which has been passed as law, has received the Royal Assent on 4 March 2022 and has been gazetted on 16 March 2022. However, the date on which the FM Repeal Act comes into operation has yet to be fixed and gazetted.

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The FM Repeal Act, when comes into operation, will repeal the FMA 1967. However, any registration made, or order, notice, direction, written authority, approval, certificate of fitness, special scheme of inspection or certificate of competency given or issued, under the FMA 1967 shall, on the coming into operation of the FM Repeal Act, be dealt with under the Occupational Safety and Health Act 1994 and its subsidiary legislations, which will be the law of reference for all matters related to safety and welfare of persons at work.

(b)	Occupational Safety and Health Act 1994

The Occupational Safety and Health Act 1994 (“OSHA 1994”) provides the framework to secure the safety, health and welfare among workforce and to protect others against risks to safety or health in connection with the activities of persons at work.

Pursuant to OSHA 1994, it shall be the duty of every employer to formulate a written safety and health policy with respect to the safety and health at work of his employees. The employer shall also establish a safety and health committee at the place of work if there are more than 40 or more persons employed at the place of work. An occupier of a place of work is also required to employ a competent person to act as a safety and health officer at the place of work.

Failure to comply with the general duties of employers under Part IV of OSHA 1994 constitutes an offence and the employer is liable to a fine not exceeding RM50,000 or to imprisonment for a term not exceeding 2 years or to both.

Similar to the FM Repeal Act, the Occupational Safety and Health (Amendment) Act 2022 (“OSH Amendment Act”) has been passed as law, has received the Royal Assent on 4 March 2022 and has been gazette on 16 March 2022. However, the date on which the OSH Amendment Act comes into operation has yet to be fixed and gazetted.

The OSH Amendment Act, when comes into operation, will provide amongst others:

(a)	a right to an employee to remove himself from the danger or the work if he has reasonable justification to believe there exist an imminent danger at his place of work, and the employer has failed to take any action to remove the danger;

(b)	the obligation of an employer to conduct a risk assessment in respect of the safety and health risk posed to any person who may be affected by his undertaking at the place of work and the implementation of risk control to eliminate or reduce the said safety and health risk; and

(c)	provisions relating to notification of occupation of place of work, and installation and inspection of plants, including the prescription of any plants for which a certificate of fitness is required.

Upon the OSH Amendment Act comes into operation, failure to comply with the general duties of employers under Part IV of the amended OSHA 1994 constitutes an offence and the employer is liable to a fine not exceeding RM500,000 or to imprisonment for a term not exceeding 2 years or to both.

(c)	Fire Services Act 1988

The Fire Services Act 1988 (“FSA 1988”) prescribes the effective and efficient functioning of the Fire Services Department, for the protection of persons and property from fire risks or emergencies. The FSA 1988 provides, amongst others, that a fire certificate be issued only after the designated premises have been inspected and the Fire and Rescue Department of Malaysia (“FRD”) is satisfied that there are adequate facilities for life safety, fire prevention, fire protection and firefighting.

When there is no fire certificate in force, the owners of such premises may become subject to a fine not exceeding RM5,000 or imprisonment for a term not exceeding 3 years or both.

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3.	Regulations Relating to Environmental Protection

(a)	Environmental Quality Act 1974

The Environmental Quality Act 1974 (“EQA 1974”) sets our provisions in respect of prevention, abatement, control of pollution and enhancement of the environment. It is an offence under the EQA 1974 for any person, unless licenced to do so, to amongst others:

(a)	emit or discharge environmentally hazardous substances, pollutants or wastes into the atmosphere;

(b)	emit or cause or permit to be emitted any noise greater in volume, intensity or quality;

(c)	pollute or cause or permit to be polluted any soil or surface of any land; or

(d)	emit, discharge or deposit any environmentally hazardous substances, pollutants or waste into any inland waters,

in contravention of the acceptable conditions specified in the EQA 1974.

The EQA 1974 also empowers the Minister charged with the responsibility for environment protection to make regulations specifying acceptable conditions for the emission, discharge or deposit of environmentally hazardous substances, pollutants or wastes or the emission of noise into the environment.

Failure to comply with the provisions of the EQA 1974 where no penalty is expressly provided, the offender shall be liable to a fine not exceeding RM10,000 or imprisonment for a period not exceeding 2 years.

4.	Regulations Relating to Land

(a)	Street, Drainage and Building Act 1974 and Uniform Building By-Laws 1984

The Street, Drainage and Building Act 1974 (“SDBA 1974”) regulate laws relating to street, drainage and buildings in local authority areas in Peninsular Malaysia. It provides for the requirement to have a Certificate of Fitness for Occupation (“CFO”) or a Certificate of Completion and Compliance (“CCC”) to ensure that a building is safe and fit for occupation.

The Uniform Building By-Laws 1984 (“UBBL 1984”) has put into force pursuant to the exercise of the powers conferred by the SDBA 1974. Under the UBBL 1984, a CFO or a CCC in respect of a building shall be issued upon satisfaction of amongst others, the following requirements:

(a)	the qualified persons (i.e. the architect, registered building draughtsman or engineer) (“Qualified Persons”) have certified that they have supervised the erection of the building and that the building has been constructed in accordance with the relevant laws and regulations and any conditions imposed by the local authority;

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(b)	the building has been constructed in accordance with the UBBL 1984 and any conditions imposed by the local authority have been satisfied;

(c)	the Qualified Persons accept full responsibility for those portions which they are respectively concerned with; and

(d)	all essential services have been provided.

Any person who occupies or permits to be occupied any building or any part thereof without a CFO/CCC shall be liable on conviction to a fine not exceeding RM250,000 or to imprisonment for a term not exceeding 10 years or to both.

(b)	National Land Code

The National Land Code (“NLC”) is the primary land law legislation in Malaysia which applies to lands located in Peninsular Malaysia and the Federal Territory of Labuan. Under the NLC, there are 3 categories of land use, being “building”, “industry” and “agriculture”. The category of land use, if any, is endorsed on the documents of title issued by the state authority. All alienated lands in Peninsular Malaysia and the Federal Territory of Labuan are also subject to implied conditions as more particularly described in the NLC and express conditions imposed by the state authority.

Upon any breach arising from any condition to which any alienated land is for the time being subjected to, (i) the land shall become liable for forfeiture to the state authority and (ii) except in a case where a fine is imposed, or where action for the purpose of causing the breach to be remedied is first required to be taken, the land administrator shall proceed with the enforcement of the forfeiture in accordance to the provisions of the NLC.

5.	Regulations Relating to Intellectual Property Rights

(a)	Trademarks Act 2019

The Trademarks Act 2019 (“TMA 2019”) provides for the registration of trademarks in relation to goods and services and to implement the relevant treaties and for other connected matters. A trademark is defined under the TMA 2019 as any sign capable of being represented graphically which is capable of distinguishing goods or services of one undertaking from those of other undertakings. A sign may constitute a trademark even though it is used in relation to a service ancillary to the trade or business of an undertaking and whether or not the service is provided for money or money’s worth.

A registered trademark shall be a property right obtained by the registration of trademark under the TMA 2019 and a registered proprietor of the trademark has the rights and remedies provided under the TMA 2019. The registration of a trademark shall be for a period of 10 years and may be renewed for a further period of 10 years in accordance with the TMA 2019.

A licence to use a registered trademark may be general or limited. A limited licence may apply (i) in relation to some but not all of the goods or services for which the trademark is registered, or (ii) in relation to use of the trademark in a particular manner or a particular locality. A licence shall not be effective unless it is made in writing and is signed by or on behalf of the grantor.

A licensee shall be entitled, unless his licence or any licence through which his interest is derived, provides otherwise, to call on the registered proprietor of the trademark to take infringement proceedings in respect of any matter which affects his interests. If the registered proprietor refuses or does not take infringement proceedings within 2 months after being called upon, the licensee may bring the proceedings in his own name as if he were the registered proprietor in accordance with the provisions of the TMA 2019.

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6.	Regulations Relating to Foreign Currency Exchange and Dividend Distribution

(a)	Companies Act 2016

The Companies Act 2016 (“CA 2016”) is the principal legislation governing the distribution of dividends of a Malaysian company. Under the CA 2016, a Malaysian company may only make a distribution to the shareholders out of profits of the company available if the company is solvent. The company, every officer and any other person or individual who contravene this provision commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 5 years or to a fine not exceeding RM3,000,000 or to both.

(b)	Financial Services Act 2013

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 (“FSA 2013”). The FSA 2013 has prescribed a list of transactions that are prohibited without approval from BNM and it regulates the domestic and international transactions involving residents and non-residents of Malaysia. The requirements, restrictions and conditions of approval in respect of the prohibited transactions and directions of BNM are further set forth in the Foreign Exchange Notices issued by BNM (“FE Notices”).

Under the FSA 2013, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FE Notices, whereas payment made between resident and non-resident of Malaysia may be made either (i) in Malaysian ringgit, if for the prescribed purposes (for amongst others, any purpose between immediate family members, income earned or expenses incurred in Malaysia or settlement of trade in goods or services in Malaysia), or (ii) in foreign currency (except for the currency of Israel), if for any purpose subject to certain prohibition under the FE Notices. On the other hand, non-residents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose (including capital, divestment proceeds, profits, dividend, rent, fees and interest arising from any investment in Malaysia, subject to any withholding tax) in accordance with the FE Notices.

Any person who fails to comply with any direction of BNM commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 10 years or to a fine not exceeding RM50,000,000 or to both.

7.	Regulations on Tax

(a)	Dividends and Distributions

All dividends and other distributions payable on the shares of our Malaysian subsidiary may under the current laws and regulations of Malaysia be converted and paid in any other foreign currency and be remitted out of Malaysia without the necessity of obtaining any authorisation, approval, consent or licence of any governmental or regulatory body or authority in Malaysia.

All such dividends payable to its shareholders will not be subject to withholding or other taxes under the laws and regulations of Malaysia.

(b)	Corporate Income Tax

The standard corporate tax rate is 24%, whilst the rate for resident small and medium sized companies (i.e. companies incorporated in Malaysia with paid-up capital of RM2,500,000 or less and that are not part of a group containing a company exceeding this capitalisation threshold) is 17% on the first RM600,000, with the balance being taxed at the 24% rate with effect from year of assessment 2020.

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(c)	Withholding Tax

Pursuant to the Income Tax Act 1967 (revised 1971) (“ITA 1967”), where any person (“payer”) is liable to make contract payment to a non-resident contractor in respect of services under a contract, he shall upon paying or crediting such contract payment deduct therefrom tax at the rate stated below:

(a)	10% of the contract payment on account of tax which is or may be payable by that non-resident contractor for any year of assessment; and

(b)	3% of the contract payment on account of tax which is or may be payable by employees of that non-resident contractor for any year of assessment,

and (whether or not that tax is so deducted) shall within one month after paying or crediting such contract payment render an account and pay the amount of that tax to the Director General of Inland Revenue.

Where the payer fails to pay any amount due from him under the foregoing provisions, the amount which he fails to pay shall be increased by a sum equal to 10% of the amount which he fails to pay, and that amount and the increased sum shall be a debt due from him to the Government and shall be payable forthwith to the Director General of Inland Revenue.

(d)	Sales and Services Tax

With effect from 1 April 2015, the Goods and Services Tax (“GST”) was implemented in Malaysia at a rate of 6% pursuant to the Goods and Services Tax Act 2014. GST was chargeable on all taxable supply of goods or services made by a taxable person in the course or furtherance of a business in Malaysia, and also charged on the importation of goods or services into Malaysia.

The Goods and Services Tax (Rate of Tax) Order 2014 was amended under P.U.(A) 118 so that the applicable GST rate was revised from “6%” to “0%” effective from 1 June 2018.

With effect from 1 September 2018, the Sales Tax Act 2018 and the Service Tax Act 2018 came into operation in Malaysia, in substitution for the GST. Accordingly, the Goods and Services Tax Act 2014 was repealed by the Goods and Service Tax (Repeal) Act 2018.

The Sales Tax Act 2018 introduced a single-stage tax (i.e. a tax which is only imposed at one stage in the supply chain at the import or manufacturer level) charged and levied on (i) taxable goods manufactured in Malaysia by a taxable person and sold by such taxable person (including used or disposed off); and (ii) taxable goods imported into Malaysia. Manufactured goods exported are not subject to sales tax.

A “taxable person” (being a person who manufactures taxable goods) is liable to be registered if its annual turnover exceeds RM500,000. Sales tax is charged and levied at fixed rates of 5% or 10% or at a specific rate, depending on the type of taxable goods. Certain goods which are listed under the Sales Tax (Goods Exempted From Tax) Order 2018 are exempt from sales tax.

The Services Tax Act 2018 is a form of indirect tax imposed on the provision of specific prescribed taxable services provided in Malaysia by a registered person in carrying on business. Service providers who provide taxable services in excess of RM500,000 per annum are liable to be registered. Service tax is charged and levied at a fixed rate of 6%.

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“Taxable persons” and “taxable services” are provided in the Service Tax Regulations 2018 to include persons operating business in the industry of (i) accommodation; (ii) food and beverage; (iii) night-clubs, dance halls, cabarets, health and wellness centres, massage parlours, public houses and beer houses; (iv) private club; (v) golf club and golf driving range; (vi) betting and gaming; (vii) professional services; (viii) credit card and charge card; and (ix) other service providers.

8.	Regulations Relating to Employment Laws

(a)	Employment Act 1955

The Employment Act 1955 (“EA 1955”) governs the laws of employment in Peninsular Malaysia and the Federal Territory of Labuan. Such legislation set out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees who are covered under such legislation. Under the EA 1955 as amended by the Employment (Amendment of First Schedule) Order 2022, an ‘employee’ is defined as any person, irrespective of his occupation, who has entered into a contract of service with an employer.

Malaysia has also implemented a minimum wage policy that has raised the basic wage of all employees (except for domestic servants) to RM1,500 per month under the Minimum Wages Order 2022.

(b)	Employees Provident Fund Act 1991

The Employees Provident Fund Act 1991 (“EPF Act 1991”) which applies throughout Malaysia governs the mandatory scheme of savings for employees’ retirement and the management of savings for retirement purposes and for incidental matters.

Pursuant to the EPF Act 1991, every employee and every employer of a person who is an employee within the meaning of the EPF Act 1991 shall be liable to pay monthly contributions on the amount of wages at the rate respectively set out in the third schedule of the EPF Act 1991.

Any employer who fails, within such period as may be prescribed by the minister, to pay any contributions for which he is liable under the EPF Act 1991 to pay in respect of or on behalf of any employee in respect of any month, shall be guilty of an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 3 years or to a fine not exceeding RM10,000 or both.

(c)	Employees’ Social Security Act 1969

The Employees’ Social Security Act 1969 (“SOCSO Act 1969”) provides social security in certain contingencies and makes provision for certain other matters in relation to it and applies throughout Malaysia to all industries having one or more employees. All employees, irrespective of the amount of wages, shall be insured in the manner provided by the SOCSO Act 1969.

Pursuant to the SOCSO Act 1969, the contribution payable under the SOCSO Act 1969 in respect of an employee shall comprise of contribution payable by the employer (being the employer’s contribution) and contribution payable by the employee (being the employee’s contribution) and shall be paid to the social security organization. The contributions fall into 2 categories, namely:

(a)	the contributions payable by or on behalf of the employees insured against the contingencies of invalidity and employment injury; and

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(b)	the contributions payable by or on behalf of employees insured only against the contingency of employment injury.

The various categories of contributions shall be paid in accordance with the rates specified in the third schedule of the SOCSO Act 1969.

If any person amongst others fails to pay any contribution or any part thereof which is payable by him under the SOCSO Act 1969 or fails to pay within the time prescribed by regulations any interest payable or is guilty of any contravention of or non-compliance with any of the requirements of the SOCSO Act 1969 or the rules or the regulations in respect of which no special penalty is provided, he shall be punishable with imprisonment for a term which may extend to 2 years, or with a fine not exceeding RM10,000 or to both.

(d)	Employment Insurance System Act 2017

The Employment Insurance System Act 2017 (“EIS Act 2017”) provides certain benefits and a re-employment placement programme for insured persons in the event of loss of employment and for matters connected therewith and applies throughout Malaysia to all industries having one or more employees.

Every employer shall register his industry to which the EIS Act 2017 applies with the social security organization within such period and in such manner as prescribed. Any person who contravenes this requirement commits an offence and shall, on conviction, be liable to a fine not exceeding RM10,000 or to imprisonment for a term not exceeding 2 years or to both.

Contributions payable under the EIS Act 2017 in respect of an employee shall comprise a contribution payable by the employer and a contribution payable by the employee and shall be paid to the social security organization, according to the rates as specified in the second schedule of the EIS Act 2017.

If an employer which is a body corporate commits an offence under the EIS Act 2017, any person who at the time of the commission of the offence was a director, manager, secretary or other similar officer of the body corporate may be charged severally or jointly in the same proceedings with the body corporate.

(e)	Employment (Restriction) Act 1968 (Revised 2017)

The Employment (Restriction) Act 1968 (Revised 2017) (“ERA 1968”) provides for the restriction of employment in certain business activities in Malaysia of persons not being citizens and the registration of such persons and for matters connected therewith.

The ERA 1968 prohibits a person from employing in Malaysia any non-citizen unless there has been issued in respect of that non-citizen a valid employment permit. Subject to any exemption which may be granted under the ERA 1968, every non-citizen of the class or classes or in the category or categories of employment or business shall be registered with the Director General of Labour.

Any person who fails to comply with the foregoing provisions commits an offence and shall on conviction, be liable to a fine not exceeding RM5,000 or to imprisonment for a term not exceeding one year or to both. Further, every omission or neglect to comply with, and every act done or attempted to be done contrary to the ERA 1968 or any regulations made thereunder, or any breach of the conditions and restrictions subject to or upon which an employment permit is issued under the ERA 1968, shall be an offence against the ERA 1968 and the offender shall on conviction, if no penalty is expressly provided, be liable to a fine not exceeding RM1,000 or to imprisonment for a term not exceeding 6 months or to both and, in the case of a continuing offence, to a further fine not exceeding RM100 a day.

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(f)	Immigration Act, 1959/63

The Immigration Act 1959/63 (“Immigration Act”) regulates various aspects of immigration into Malaysia, including the entry of foreign workers into Malaysia.

Any person who employs one or more persons, other than a citizen or a holder of an entry permit who is not in possession of a valid pass to enter Malaysia shall be guilty of an offence and shall, on conviction, be liable to a fine of not less than RM10,000 but not more than RM50,000 or to imprisonment for a term not exceeding 12 months or to both for each such employee. Where in the case of an offence, it is proved to the satisfaction of the court that the person has at the same time employed more than 5 of such employees, that person shall, on conviction be liable to imprisonment for a term of not less than 6 months but not more than 5 years and shall also be liable to whipping of not more than 6 strokes.

Where the offence is committed by a body corporate, any person who at the time of the commission of the offence was a member of the board of directors, a manager, a secretary or a person holding an office or a position similar to that of a manager or secretary of the body corporate shall be guilty of that offence and shall be liable to the same punishment.

(g)	Employees’ Minimum Standards of Housing, Accommodations and Amenities Act 1990

The Employees’ Minimum Standards of Housing, Accommodations and Amenities Act 1990 (“EMSHAAA 1990”) prescribes the minimum standards of housing, nurseries and accommodation for employees (and their dependants, if applicable) as well as health, hospital, medical and social amenities to be provided by the employers to their employees.

Effective from 1 June 2020, the Workers’ Minimum Standards of Housing and Amenities (Amendment) Act 2019 (“Amended Act”) amended the EMSHAAA 1990, where employers are required to comply with the Amended Act, which includes providing minimum space requirement for workers’ accommodation, basic facilities as well as safety and hygiene standards.

EMSHAAA 1990 provides that no employer or centralised accommodation provider shall use any buildings as accommodation if the building is unfit for human habitation in accordance with the relevant written laws. The employer or centralised accommodation provider shall ensure that every accommodation provide for employees complies with the minimum standards required under the Amended Act or any regulations made thereunder.

Pursuant to the EMSHAAA 1990, no accommodation shall be provided to an employee unless certified with a Certificate for Accommodation. As such, employers or centralised accommodation providers are required to apply for a Certificate for Accommodation with the Department of Labour of Peninsular Malaysia. An employer who contravenes the foregoing provisions commits an offence and shall, on conviction, be liable to a fine not exceeding RM50,000.

9.	Regulations Relating to Human Resources Development Fund

(a)	Pembangunan Sumber Manusia Berhad Act 2001

Pembangunan Sumber Manusia Berhad Act 2001 (“PSMBA 2001”) regulates the imposition and collection of a human resources development levy for the purpose of promoting the training and development of employees, apprentices and trainees, the establishment and the administration of the Human Resources Development Fund under Section 22 of the PSMBA 2001 (“HRD Fund”) by the Pembangunan Sumber Manusia Berhad (“PSMB”) and for matters connected therewith. The PSMBA 2001 applies to the classes of employers in the industries specified in part (1) of the first schedule of the PSMBA 2001, which includes, employers with 10 or more employees in manufacturing, that is, the making or processing of an article by labour or machine or both, including the transformation of parts or components into another article of a different nature or character by way of altering, blending, ornamenting, finishing or otherwise treating or adapting any article or substance with a view to its use, sale, transport, delivery or disposal, including the building of a ship or the assembly of parts of a ship.

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The main objective of PSMB shall be the imposition and collection of a human resources development levy for the purpose of promoting the training and development of employees, apprentices and trainees and the establishment and administration of the HRD Fund. The functions of the PSMB are –

(a)	to assess and determine the types and extent of employees’, apprentices’ and trainees’ training and retraining in keeping with the human resources needs of industries;

(b)	to promote and stimulate manpower training; and

(c)	to determine the terms and conditions under which any financial assistance or other benefits are to be given.

Every employer to whom the PSMBA 2001 applies shall register with the PSMB. Any employer who contravenes the foregoing provisions commits an offence and shall on conviction be liable to a fine not exceeding RM10,000 or to imprisonment for a term not exceeding one year or to both.

10.	Regulations Relating to the Sales of Goods

(a)	Sale of Goods Act 1957

Contracts for the sales of goods in Peninsular Malaysia are governed by the Sale of Goods Act 1957 (“SOGA 1957”) unless excluded or varied by express agreement or by the course of dealing between the parties or by usage. The SOGA 1957 sets out the terms and conditions relating to the sale of goods, which includes amongst others, the condition and warranty, the sale by description and the implied conditions as to quality. Under the SOGA 1957, a breach of a condition in a contract of sale of goods gives rise to a right of the buyer to reject the goods and treat the contract of sale as repudiated. However, where the buyer treats any breach of a condition on the part of the seller as a breach of warranty, the buyer is entitled to reject the goods for the breach of warranty and may set up against the seller the breach of warranty in diminution or extinction of the price of the goods or he may sue the seller for damages for breach of warranty.

11.	Regulations on Overseas Securities Offering and Listing

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007 (“CMSA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than –

(a)	a unit trust scheme, private retirement scheme or prescribed investment scheme;

(b)	BNM;

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(c)	a holder of a Capital Markets Services Licence and a Capital Markets Services Representative’s Licence granted pursuant to Section 61 of the CMSA or a registered person;

(d)	an exchange holding company, a stock exchange, a derivatives exchange, an approved clearing house, a central depository or a recognized market operator;

(e)	a corporation that is licenced, registered or approved to carry on any regulated activity or capital market services by an authority in Labuan or outside Malaysia which exercises functions corresponding to the functions of the Commission;

(f)	a bank licensee or insurance licensee as defined under the Labuan Financial Services and Securities Act 2010;

(g)	an Islamic bank licensee or takaful licensee as defined under the Labuan Islamic Financial Services and Securities Act 2010;

(h)	a chief executive officer or a director of any person referred to in paragraphs (c), (d), (e), (f) and (g);

(i)	a closed-end fund approved by the Commission;

(j)	a company that is registered as a trust company under the Trust Companies Act 1949 and has assets under its management exceeding RM10,000,000 or its equivalent in foreign currencies;

(k)	a corporation that is a public company under the CA 2016 which is approved by the Commission to be a trustee under the CMSA and has assets under its management exceeding RM10,000,000 or its equivalent in foreign currencies;

(l)	a corporation that is carrying on the regulated activity of fund management solely for the benefit of its related corporations and has assets under its management exceeding RM10,000,000 or its equivalent in foreign currencies;

(m)	a corporation with total net assets exceeding RM10,000,000 or its equivalent in foreign currencies based on the last audited accounts;

(n)	a partnership with total net assets exceeding RM10,000,000 or its equivalent in foreign currencies;

(o)	a statutory body established under any laws unless otherwise determined by the Commission;

(p)	a pension fund approved by the Director General of Inland Revenue under the Income Tax Act 1967;

(q)	an individual whose total net personal assets or total net joint assets with his or her spouse, exceeding RM3,000,000 or its equivalent in foreign currencies, excluding the value of the individual’s primary residence;

(r)	an individual who has a gross annual income exceeding RM300,000 or its equivalent in foreign currencies in the preceding 12 months;

(s)	an individual who jointly with his or her spouse, has a gross annual income exceeding RM400,000 or its equivalent in foreign currencies in the preceding 12 months;

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(t)	an individual whose net personal investment portfolio or total net joint investment portfolio with his or her spouse, in any capital market products exceeding RM1,000,000 or its equivalent in foreign currencies, or

(u)	any other person as may be specified by the Commission,

in accordance with Section 229 of the CMSA provided that, in each of the preceding categories (a) to (u), the distribution of securities is made by a holder of a Capital Markets Services Licence (as defined in the CMSA) who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the CMSA.

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Appendix VII – Circle-ups of the relevant Malaysian law extracts in the sections of the Registration Statement headed “Prospectus Summary”, “Enforcement of Civil Liabilities”, “Risk Factors”, “Corporate History and Structure”, “Business”, “Regulations” and “Material Income Tax Considerations”

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TEM's ability to transfer funds to us in the form of dividends or other distributions is not materially restricted by regulatory provisions in accordance with laws and regulations in Malaysia. TEM is free to remit divestment proceeds, profits, dividends, or any income arising from any investment in Malaysia, as long as the payment is made in foreign currency, instead of Malaysian Ringgit, and in accordance with the Foreign Exchange Notices issued by the Bank Negara Malaysia (the Central Bank of Malaysia) ("BNM").

Under the BVI Act (as amended), subject to the memorandum and articles of association, a BVI company may make a dividend distribution to its shareholders to the extent that immediately after the distribution, the value of the company's assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to LIL and to settle amounts owed under any applicable agreements as of the date of this prospectus.

During the years ended June 30, 2023 and 2022, LIL did not declare or pay any dividends or distributions and there was no transfer of assets among LIL and its subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our operating subsidiary's business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Enforcement of Civil Liabilities

We are incorporated under the laws of the BVI with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See "Risk Factors — Risks Related to our Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Malaysia or Hong Kong against us or our directors named in the prospectus based on foreign laws." for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment *in personam* obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States

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court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a) the judgment is for a definite sum, and which is final and conclusive;

(b) the original court granting the judgment had jurisdiction in the action;

(c) the judgment was not obtained by fraud;

(d) the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e) the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in "Risk Factors". These risks include, but are not limited to, the following:

Risks Related to Doing Business in Malaysia *(for a more detailed discussion, see "Risk Factors — Risks Related to Doing Business in Malaysia" beginning on page 14 of this prospectus)*

- Our operations are subject to various laws and regulations in Malaysia (see page 14 of this prospectus).
- Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us (see page 13 of this prospectus).

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Enforceability

BVI

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment *in personam* obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Malaysia

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to the REJA, have to be enforced through the common law rule. Although the United States is not a

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reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a) the judgment is for a definite sum, and which is final and conclusive;

(b) the original court granting the judgment had jurisdiction in the action;

(c) the judgment was not obtained by fraud;

(d) the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e) the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

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Edgar Agents, LLC.	**Date:** December 6, 2023 8:07 am	**Seq:** 15 of 186
Linkers Industries Limited	**Form:** F-1 **Blacklining:** Clean	**Project:** EA7429E

CMCO, nevertheless, COVID-19 cases in the country continue to rise. On May 12, 2021, Malaysia was again put under a full lockdown nationwide, until the earlier of (i) daily COVID-19 cases infection of the country fall below 4,000; (ii) intensive Unit Care, or ICU, wards start operating at a moderate level; or (iii) 10% of the Malaysian population is fully vaccinated. The country is administering over 400,000 doses of COVID-19 vaccines daily. On July 17, 2021, the full lockdown was slightly eased as 13.9% of the Malaysian population was fully vaccinated, with another 30% having received at least one dose of the vaccine. As of March 2022, Malaysia stood at position 26 as the country with the highest COVID-19 cases as recorded under the coronavirus statistics of the "worldometer". Total COVID-19 cases in Malaysia hit approximately 3.6 million and associated fatality of 33,228. These figures are huge relative to the small size economy of the country. We are witnessing the adverse impact on the purchasing power of consumers in Malaysia, where our operations are mainly conducted as a direct result of the prolonged pandemic. As such, the extent to which the coronavirus may continue to adversely impact the Malaysian economy is uncertain. In the event that the Malaysia economy suffers, demand for our products may diminish, which would in turn result in adverse impacts on our revenues, cash flows, financial condition and business prospect.

We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business.

Policies of the Malaysian government can have significant effects on the economic conditions of Malaysia. A change in policies by the Malaysian government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. We cannot assure you that the government will continue to pursue current policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting Malaysia's political, economic and social environment.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

We are exposed to fluctuations in the value of the RM. To the extent the USD increases in value relative to the RM, our margins may be adversely affected. Foreign exchange rates may also impact trade between countries as fluctuations in currencies may impact the value of goods as between two trading countries. We do not take actions to hedge against foreign exchange and transaction risks and are therefore exposed to the swing in the value of the RM. Consequently, short-term or long-term exchange rate movements or controls may have a material adverse effect on our business, financial condition, results of operations and liquidity.

We are subject to foreign exchange control policies in Malaysia.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies in the countries where we operate. For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by the Foreign Exchange Administration, an arm of BNM. The foreign exchange policies monitor and regulate both residents and non-residents of Malaysia. Under the current Foreign Exchange Administration rules issued by BNM, non-residents are free to repatriate any amount of funds from Malaysia in foreign currency other than the currency of Israel at any time (subject to limited exceptions), including capital, divestment proceeds, profits, dividends, rental, fees and interest arising from investment in Malaysia, subject to any withholding tax. In the event BNM or any other country where we operate introduces any restrictions in the future, our ability to repatriate dividends or other payments from our subsidiaries in Malaysia or in such other countries may be affected. Since we are a BVI holding company and rely principally on dividends and other payments from our subsidiaries for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operations.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Malaysia anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the Malaysia's anti-corruption laws and the United States Foreign Corrupt Practices Act ("FCPA"), which generally prohibit U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business, directing business to another, or securing an

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Edgar Agents, LLC.	**Date:** December 6, 2023 8:09 am	**Seq:** 45 of 186
Linkers Industries Limited	**Form:** F-1 **Blacklining:** Clean	**Project:** EA7429E

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

On October 31, 1995, TEM was established under the laws of Malaysia to engage in the business of manufacturing connectors, assemblies and wire/cable harness. TSPL was incorporated under the laws of the BVI on November 15, 2022 as an investment holding company. As part of the reorganization, on December 14, 2022, TSPL acquired the entire issued share capital of TEM.

Corporate reorganization

On December 8, 2022, LIL was incorporated under the laws of the BVI as a holding company. As part of the reorganization, on December 21, 2022, LIL acquired the entire issued share capital of TSPL, following which TSPL was wholly-owned by LIL and TEM was indirectly wholly-owned by LIL.

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus/upon completion of this offering:

Mr. Man Tak Lau
Other Pre-IPO Investors
Public
Pre IPO%/Post IPO%
74.04%/[•]%
25.96%/[•]%
0%/[•]%
Linkers Industries Limited (BVI)
100%
TEM SP Limited (BVI)
100%
TEM Electronics (M) Sdn. Bhd. (Malaysia)

Name	Background	Ownership
TEM SP Limited	— A BVI company — Incorporated on November 15, 2022 — Issued share of US$1 — Intermediate holding company	100% owned by LIL
TEM Electronics (M) Sdn. Bhd.	— A Malaysian company — Incorporated on October 31, 1995 — Issued share capital of RM2,400,000 — Engaged in manufacturing of wire/cable harnesses	100% owned by TSPL

We are offering 2,200,000 Class A Ordinary Shares, representing 16.36% of our Ordinary Shares, assuming the underwriters do not exercise the over-allotment option. We will be a "controlled company" as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus, our Controlling Shareholder, will own approximately 61.93% of our total issued and outstanding Shares, representing 91.6% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

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Edgar Agents, LLC.	**Date:** December 6, 2023 8:07 am	**Seq:** 68 of 186
Linkers Industries Limited	**Form:** F-1 **Blacklining:** Clean	**Project:** EA7429E

PRODUCT DESIGN AND DEVELOPMENT

For new products to be introduced by our customers which require our products, our customers will provide us with an initial product concept or blueprints of the product they want 12 to 16 months in advance of the launch of their new products. In principle, the product development process of our product can be divided into three stages as set out below:

- ***Product design.*** Upon receipt of the initial product concept/blueprints, our team in sales and applications and new product introduction will meet our customers regularly to discuss and proceed to design and develop a custom-made product based on their ideas and the specifications provided. Our team will conduct a feasibility study on new products, discuss with our customers and come up with a schematic plan that will be used to create production paperwork.
- ***Prototype development.*** Once the product design is approved by our customers, we will make the first prototype of the product for consideration by our customers. We liaise with our customers to refine the prototype.
- ***Product trial.*** Once a customer is satisfied with the prototype, we will make product trial samples for the customers for the customers' production trial at their production line. The customer decides the size of a purchase order to be placed with us before we proceed with mass production.

FACILITIES

We do not own any real property.

Our headquarter and main production facility are located in Malaysia where we lease (i) one property with production site located in Kedah Darul Aman, Malaysia, with a total gross floor area of approximately 13,794 square feet with a lease term from April 1, 2022 to March 31, 2025 and a monthly rent of RM11,660 (approximately US$2,499); (ii) one property with production site located in Kedah Darul Aman, Malaysia, with a total gross floor area of approximately 17,398 square feet with a lease term from April 1, 2023 to March 31, 2026 and a monthly rent of RM22,966 (approximately US$4,923); and (iii) one property with production site located in Kedah Darul Aman, Malaysia, with a total gross floor area of approximately 17,398 square feet with a lease term from April 1, 2023 to March 31, 2026 and a monthly rent of RM22,966 (approximately US$4,923), all from an independent third party, and together being the Malaysia Factory. The Malaysia Factory comprises production facility, offices, warehouses and testing laboratories. We conduct all our production operations at the Malaysia Factory.

Our Production Site, Malaysia Factory

TEM ELECTRONICS (M) SDN. BHD.

The Malaysia Factory was established in Malaysia in October 1995 for manufacturing wire/cable harnesses which is equipped with different types of equipment and machinery.

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Edgar Agents, LLC.	Date: December 6, 2023 8:07 am	Seq: 69 of 186
Linkers Industries Limited	Form: F-1 Blacklining: Clean	Project: EA7429E

PRICING POLICY

Our pricing policy takes into account of, and which is typically subject to adjustments on a regular basis based on a number of factors, including direct costs, selling and distribution costs, product specifications, size of customers' orders, relationship with customers and relevant market conditions.

INTELLECTUAL PROPERTY

We have been granted the right to use the trademark "TEM" in Malaysia, Hong Kong, Singapore and the PRC through trademark licensing. We use the trademarks licensed from TEM Group Limited and BAP Trading Company Limited in our business operations. As of the date of this prospectus, we had not been subject to any material dispute or claims for infringement upon third parties' trademarks, licenses and other intellectual property rights.

EMPLOYEES

As of June 30, 2023, we employed a total number of 222 full-time employees, all of them are based in Malaysia.

Our employees are employed in the areas of management, operations and production, production control, customer service and materials, procurement and logistics, sales and applications, quality assurance, warehousing, administration, human resources, finance and information technology. We have employment contracts with each of our employees in accordance with the applicable employment laws in Malaysia.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

SEASONALITY

Our operating results and operating cash flows historically have not been subject to seasonal variations.

COMPETITION

The wire/cable harness manufacturing market in Malaysia is highly competitive. There are a large number of players operating in the market, including both domestic and international players. We expect to face intense competition from our existing competitors and new market entrants in the future. We primarily compete on (i) product functionality, quality and reliability; (ii) design, technical and manufacturing capabilities; (iii) ability to meet customers' delivery schedules; (iv) customer relationships and services; and (v) product price with other market players. In addition, there is a growing demand for complex and customized solutions, requiring technical expertise and advanced manufacturing capabilities in the wire/cable harness market. To remain competitive, market players are investing in R&D and advanced technologies, with a strong emphasis on innovation and customization to meet customer needs.

LICENSES, PERMISSIONS AND CERTIFICATIONS

As of the date of this prospectus, we have obtained all requisite licenses or permissions that are material to our business operations, all of which are valid and current, and we have not been denied such licenses, permissions or approvals by any authorities.

As of the date of this prospectus, TEM also obtained (i) ISO 9001:2015 certification for its management system for manufacturing of wire harness, power cords, electronic connector and related components; and (ii) IATF 16949:2016 certification for its management system for manufacturing of wire harness and sub assemblies.

COVID-19 UPDATE

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a "Public Health Emergency of International Concern (PHEIC)", and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19

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Edgar Agents, LLC.	Date: December 6, 2023 8:08 am	Seq: 109 of 186
Linkers Industries Limited	Form: F-1 Blacklining: Clean	Project: EA7429E

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain BVI and Malaysian income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor's particular circumstances, and does not consider tax consequences other than those arising under BVI and Malaysian laws.

BVI Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

Malaysia Taxation

The following discussion is a summary of the more relevant taxes that are applicable to our Malaysian subsidiary with regards to transactions that it may enter into with a foreign holding company. It excludes specifically all Malaysian taxes that our Malaysian subsidiary is subject to arising from its business activities in Malaysia such as income tax, various types of taxes imposable on transactions entered into in the course of conducting its business activities and taxes on capital gains. Generally, there is no taxes on capital gains in Malaysia except for real property gains tax ("RPGT") which is a tax on gains arising from the disposal of real property or shares in real property company ("RPC"). Neither subject affects our Malaysian subsidiary as it is not engaged in activities in disposing its real property or shares in real property company.

The type of transactions that Malaysian subsidiary typically enter into with their foreign holding company (that is not attributable to a business carried on in Malaysia by the foreign holding company) are royalties, interest or service fees. With respect to such income, the tax liability of the foreign holding company, it being a non-resident will be settled by way of withholding tax ("WHT") deducted by the paying entity, i.e. the Malaysian subsidiary. The following are WHT rates that apply as per the limited agreement that exists between the United States of America and Malaysia: (Royalties: 10%, Interest: 15%, Dividends: 0%, Technical Fees: 10%).

Payments of the above types of income to non-residents (except for dividends) are subject to WHT which is due and payable to the Inland Revenue Board of Malaysia within one month after paying or crediting such payments. There is no WHT on dividends paid by Malaysian company.

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Edgar Agents, LLC.	**Date:** December 6, 2023 9:47 am	**Seq:** Alt-1 of 186
Linkers Industries Limited	**Form:** F-1 **Blacklining:** Clean	**Project:** EA7429E

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in the Public Offering Prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes thereto, in each case included in the Public Offering Prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled "Business" before making an investment decision.

Overview

Through our operating subsidiary, we are a manufacturer and a supplier of wire/cable harnesses with our manufacturing operations in Malaysia and have more than 20 years' experience in the wire/cable harnesses industry. Wire/cable harness refers to an assembly of wires/cables bound together with straps, cable ties and electrical tapes to transmit signals or electrical power. Our customers are generally global brand name manufacturers and original equipment manufacturers ("OEMs") in the home appliances, industrial products and automotive industries that are mainly based in the Asia Pacific Region.

We work closely with customers in each stage of a product's life cycle, including design, prototyping and production. Our business model enables us to offer customized wire harness for different applications and electrics designs. Our products are customized and made-to-order in accordance with the specific technical requirements of our customers.

Our Competitive Strengths

We believe the following competitive strengths differentiate our operating subsidiary from its competitors:

- Customer base in diversified industries and long term business relationship with renowned global brand name manufacturers and OEMs;
- Extensive understanding of wire harness production process, up to date machinery and efficient management resulting in competitive pricing while maintaining quality;
- High standard and commitment to quality control;
- Strong customized production platform; and
- Experienced management team with extensive knowledge of the manufacturing industry where we operate.

Our Strategies

We aim to accomplish our business objective, further strengthen our market position and continue to be a competitive manufacturer and supplier of wire/cable harnesses by pursing the following key strategies:

- Upgrade and increase our production capacity;
- Strengthen our sales and marketing efforts to diversify our customer base;
- Enhance our capability level; and
- Acquisition of companies and/or formation of joint ventures.

Corporate History and Structure

On October 31, 1995, TEM was established under the laws of Malaysia to engage in the business of manufacturing connectors, assemblies and wire/cable harness. TSPL was incorporated under the laws of the BVI on November 15, 2022 as an investment holding company. As part of the reorganization, on December 14, 2022, TSPL acquired the entire issued share capital of TEM.

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Edgar Agents, LLC.	**Date:** December 6, 2023 9:47 am	**Seq:** Alt-3 of 186
Linkers Industries Limited	**Form:** F-1 **Blacklining:** Clean	**Project:** EA7429E

amended) and the memorandum and articles of association of LIL. Similarly, TSPL is permitted under the laws of the BVI to provide funding to our operating subsidiary, TEM, in the three aforementioned ways subject to certain restrictions laid down in the BVI Act (as amended) and the memorandum and articles of association of TSPL.

TEM's ability to transfer funds to us in the form of dividends or other distributions is not materially restricted by regulatory provisions in accordance with laws and regulations in Malaysia. TEM is free to remit divestment proceeds, profits, dividends, or any income arising from any investment in Malaysia, as long as the payment is made in foreign currency, instead of Malaysian Ringgit, and in accordance with the Foreign Exchange Notices issued by the Bank Negara Malaysia (the Central Bank of Malaysia) ("BNM").

Under the BVI Act (as amended), subject to the memorandum and articles of association, a BVI company may make a dividend distribution to its shareholders to the extent that immediately after the distribution, the value of the company's assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to LIL and to settle amounts owed under any applicable agreements as of the date of this prospectus.

During the years ended June 30, 2023 and 2022, LIL did not declare or pay any dividends or distributions and there was no transfer of assets among LIL and its subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our operating subsidiary's business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Enforcement of Civil Liabilities

We are incorporated under the laws of the BVI with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See "Risk Factors — Risks Related to our Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Malaysia or Hong Kong against us or our directors named in the prospectus based on foreign laws." for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment *in personam* obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules

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Edgar Agents, LLC.	Date: December 6, 2023 9:47 am	Seq: Alt-4 of 186
Linkers Industries Limited	Form: F-1 Blacklining: Clean	Project: EA7429E

of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a) the judgment is for a definite sum, and which is final and conclusive;

(b) the original court granting the judgment had jurisdiction in the action;

(c) the judgment was not obtained by fraud;

(d) the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e) the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in "Risk Factors". These risks include, but are not limited to, the following:

Risks Related to Doing Business in Malaysia *(for a more detailed discussion, see "Risk Factors — Risks Related to Doing Business in Malaysia" beginning on page 14 of this prospectus)*

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Edgar Agents, LLC.	Date: December 6, 2023 9:47 am	Seq: Alt-11 of 186
Linkers Industries Limited	Form: F-1 Blacklining: Clean	Project: EA7429E

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Malaysia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Enforceability

BVI

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment *in personam* obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Malaysia

Mah-Kamariyah & Philip Koh, our counsel as to the laws of Malaysia, has advised us that the enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to the REJA, have to be enforced through the common law rule. Although the United States is not a

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Edgar Agents, LLC.	**Date:** December 6, 2023 9:47 am	**Seq:** Alt-12 of 186
Linkers Industries Limited	**Form:** F-1 **Blacklining:** Clean	**Project:** EA7429E

reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a) the judgment is for a definite sum, and which is final and conclusive;

(b) the original court granting the judgment had jurisdiction in the action;

(c) the judgment was not obtained by fraud;

(d) the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e) the enforcement of the judgment would not be contrary to public policy in Malaysia.

Hong Kong

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

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MAH-KAMARIYAH & PHILIP KOH

Appendix VIII – Summary of trademarks licenced to TEM Electronics pursuant to trademark licence deed

Trademark	Proprietor	Trademark / Application no.	Place of registration	Class: description	Validity period
TEM	TEM Group Limited	303579986	Hong Kong	Class 9: Power cords; wire harnesses; connectors [electricity]; wire connectors [electricity]; terminals [electricity]; wires and cables for electrical and electronic equipment; wires and cables assembled with connectors, adaptors, plugs and/or connecting devices; parts and fitting	29.10.2015 – 28.10.2025
TEM	TEM Group Limited	2015069387	Malaysia	Class 9: Apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; power supply cords; extension cords; electric adaptors; electrical power adaptors; electrical wires; electrical cables; electrical wiring; electrical wiring harnesses; electrical wiring with connectors; connectors [electricity]; wire connectors [electricity]; terminals [electricity]	18.11.2015 – 18.11.2025
TEM	BAP Trading Company Limited	18611190	People's Republic of China	Class 9: 电源材料(电线、电缆); 电缆; 电线识别线; 电线	21.10.2018 – 20.10.2028

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Trademark	Proprietor	Trademark / Application no.	Place of registration	Class: description	Validity period
TEM TEM	TEM Group Limited	40201519575R	Singapore	Class 9: Power cords; wire harnesses; connectors [electricity]; wire connectors [electricity]; terminals [electricity]; wires and cables for electrical and electronic equipment; wires and cables assembled with connectors, adaptors, plugs and/or connecting devices; parts and fitting of the aforementioned goods	9.11.2015 – 8.11.2025

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Appendix IX – Summary of insurances taken up by TEM Electronics

The following summary sets out all the insurance policies currently in effect taken up by TEM Electronics as at the LPD:

No.	Insurer	Policy title & no.	Period of insurance	Description
1.	AXA Insurance Public Company Limited	**Policy Title:** Accidental Damage (Property) Insurance Policy **Policy No:** 2023-P1967946-PAI	30.6.2023 – 30.6.2024	All risks insurance in respect of the stock of goods (harnesses, power cords and other related kinds) situated at F.T. Industrial Supplies (Thailand) Co., Ltd. with address at 7/273 Moo 6 Mapyangporn, Pluakdeang, Rayong and Fisher & Paykel Appliances (Thailand) Co., Ltd. with address at 7/252, 7/282 Moo 6, Amata City Industrial Estate, Tambol Mapyangporn, Amphur Puakdaeng, Rayong, excluding certain external causes specifically stated in the policy. **Sum Insured :** THB8,000,000.00 **Annual Premium (Inc tax and duty) :** THB12,032.15
2.	Generali Insurance Malaysia Berhad	**Policy Title:** Business Advantage Plus **Policy No:** SMB/04860147/87/06/NEH	1.7.2023 – 30.6.2024	Fire policy on plant and machinery, equipment, furniture, fixtures and fittings, tooling, moulds and dies, office equipment, and also stock in trade including raw materials, work-in-progress and finished products, packing materials, fuel, lubricants and other ancillary material (including those held in trust or custody or commission related to insured's trade). The policy also covers consequential loss, burglary, money in transit and money in premises, public liability, employer's liability and fidelity guarantee on all employees. **Sum Insured :** RM25,900,000.00 **Annual Premium (Inc tax and duty) :** RM29,374.95
3.	Generali Insurance Malaysia Berhad	**Policy Title:** Group PA **Policy No:** APG/04859651/87/06/HLH	1.7.2023 – 30.6.2024	Personal accident policy which covers death, permanent disablement and medical expenses for 119 employees of TEM Electronics. **Sum Insured :** RM30,514,160.00 **Annual Premium (Inc tax and duty) :** RM4,861.44

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No.	Insurer	Policy title & no.	Period of insurance	Description
4.	Generali Insurance Malaysia Berhad	**Policy Title:** Group Hospital & Surgical **Policy No:** HSE/03813932/87(NEH)	1.7.2023 – 30.6.2024	Group hospital and surgical coverage for Plan 1 – Room & Board RM80 for 66 members. **Sum Insured :** Based on the benefit schedule as stated in the policy **Annual Premium (Inc tax and duty) :** RM27,224.44
5.	Generali Insurance Malaysia Berhad	**Policy Title:** SmartDrive Private Car **Policy No:** J3489237	21.9.2023 – 21.9.2024	Private car insurance in respect of a vehicle known as Nissan Vanette bearing registration no. WHK6032. **Sum Insured :** RM9,000.00 **Premium (Inc tax and duty) :** RM341.99
6.	Income Insurance Limited	**Policy Title:** Marine Cargo Policy **Policy No:** 5072527055-08	1.7.2023 – 30.6.2024	Marine cargo policy in respect of goods and products of all description, consisting mainly of plastics resins (raw materials), connector systems and assemblies, moulding, pins, plastic parts, metal strips, cables wire harness, or other allied parts for the electrical or electronic belonging to or held by assured in trust or on custody and control, and for which they are responsible or others pertaining to assured's business (excluding I.C. chips). **Sum Insured :** SGD500,000.00 per conveyance **Annual Premium (Inc tax and duty) :** RM9,875.76
7.	Liberty Specialty Markets Singapore Pte Ltd	**Policy Title:** Products and Advertising Liability **Policy No:** SI-CAS-23-403619-S	1.7.2023 – 30.6.2024	Products and advertising liability indemnity in respect of wiring harness, wire cables, connector assembly and power cords include electrical parts. **Sum Insured :** advertising liability for USD2,000,000.00 and product liability of USD2,000,000.00 for any one occurrence and in the aggregate during the period of insurance **Annual Premium (Inc tax and duty) :** USD7,200.00 plus goods and services tax
8.	Liberty Insurance Berhad	**Policy Title:** Products and Advertising Liability	1.7.2023 – 30.6.2024	Products and advertising liability indemnity in respect of wiring harness, wire cables, connector assembly and power cords include electrical parts.

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No.	Insurer	Policy title & no.	Period of insurance	Description
		Policy No: LULC1000005/23-06		**Sum Insured :** advertising liability for RM4,632,000.00, product liability of RM4,632,000.00 for any one occurrence and RM4,632,000.00 in the aggregate during the period of insurance. **Annual Premium (Inc tax and duty) :** RM9,829.84

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Appendix X – List of tenancy agreements entered into by TEM Electronics

The following is the existing tenancy agreements entered into by TEM Electronics:

(a)	Tenancy agreement dated 29 November 2022 entered into between MIDF Property Berhad (as landlord) and TEM Electronics (as tenant), pursuant to which TEM Electronics has agreed to rent from MIDF Property Berhad the premises located at Factory Lot No. DU87, Kawasan MIEL Sungai Petani Phase II, bearing the postal address of Lot A99, Jalan 2A-3, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman at a monthly rental of RM11,660.00 for a term of 3 years commencing from 1 April 2022 and expiring on 31 March 2025, with an option to renew for a further term of 3 years.

(b)	Tenancy agreement dated 21 July 2023 entered into between MIDF Property Berhad (as landlord) and TEM Electronics (as tenant), pursuant to which TEM Electronics has agreed to rent from MIDF Property Berhad the premises located at Factory Lot No. 84, Kawasan MIEL Sungai Petani Phase II, bearing the postal address of Lot A101, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman at a monthly rental of RM22,966.00 for a term of 3 years commencing from 1 April 2023 and expiring on 31 March 2026, with an option to renew for a further term of 3 years.

(c)	Tenancy agreement dated 21 July 2023 entered into between MIDF Property Berhad (as landlord) and TEM Electronics (as tenant), pursuant to which TEM Electronics has agreed to rent from MIDF Property Berhad the premises located at Factory Lot No. 83, Kawasan MIEL Sungai Petani Phase II, bearing the postal address of Lot A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman at a monthly rental of RM22,966.00 for a term of 3 years commencing from 1 April 2023 and expiring on 31 March 2026, with an option to renew for a further term of 3 years.

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The following summary sets out all the details of the Tenanted Properties of TEM Electronics based on the results of land searches conducted by us as at 27 April 2023:

No.	Registered proprietor	Title description / Postal address	Area (square meter)	Tenure	Category of land use / Existing use	Express conditions / Restriction-in-interest	Encumbrances
1.	Malaysian Industrial Estates Sdn. Bhd. (currently known as MIDF Property Berhad)	**Title description:** H.S.(D) 86675, PT 19539, Bandar Sungai Petani, Daerah Kuala Muda, Negeri Kedah **Postal address:** Lot A99, Jalan 2A-3, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman	2102.4887	Freehold	**Category:** Industry **Existing use:** Warehouse	**Express conditions:** Industrial site (factory). The land shall be used as building site for the purpose of industrial or other related industrial activities only. The erection of residential building is strictly prohibited. **Restriction-in-interest:** Nil	Nil
2.	Malaysian Industrial Estates Sdn. Bhd. (currently known as MIDF Property Berhad)	**Title description:** H.S.(D) 86654, PT 19536, Bandar Sungai Petani, Daerah Kuala Muda, Negeri Kedah **Postal address:** Lot A101, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman	2526.7769	Freehold	**Category:** Industry **Existing use:** Production site (ground floor) and office (first floor)	**Express conditions:** Industrial site (factory). The land shall be used as building site for the purpose of industrial or other related industrial activities only. The erection of residential building is strictly prohibited. **Restriction-in-interest:** Nil	Nil
3.	Malaysian Industrial Estates Sdn. Bhd. (currently	**Title description:** H.S.(D) 86651, PT 19535, Bandar Sungai Petani,	2668.2682	Freehold	**Category:** Industry	**Express conditions:** Industrial site (factory). The land shall be used as building site for the purpose of industrial or	Nil

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No.	Registered proprietor	Title description / Postal address	Area (square meter)	Tenure	Category of land use / Existing use	Express conditions / Restriction-in-interest	Encumbrances
	known as MIDF Property Berhad)	Daerah Kuala Muda, Negeri Kedah **Postal address:** Lot A102, Jalan 2A, Kawasan Perusahaan Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman			**Existing use:** Production site (ground floor) and office (first floor)	other related industrial activities only. The erection of residential building is strictly prohibited. **Restriction-in-interest:** Nil	

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Appendix XI – Details of banking facilities obtained by TEM Electronics

<table>
<tr><th>No.</th><th>Parties</th><th>Brief description of documents reviewed</th><th>Restrictive covenants affecting the Proposed Listing</th></tr>
<tr><td>1.</td><td>(a) HSBC Amanah Malaysia Berhad (as lender)
(b) TEM Electronics (as borrower)
(c) TEM Holdings Ltd (as corporate guarantor)</td><td>Letter of offer dated 12 September 2019 and supplemental letter of offer dated 19 March 2021 granting the following financing facilities with a total common limit of RM3,000,000.00 for the purposes set out below:
<table>
<tr><th>Type of facilities</th><th>Facilities amount (RM)</th></tr>
<tr><td>Common Limit consisting of:
• Industrial Hire Purchase-i Line
Import Line consisting of:
• Documentary credit-i [Tenor: 90 days]
• Trust Receipts-i [Tenor: 90 days]</td><td>
3,000,000.00

3,000,000.00
(3,000,000.00)</td></tr>
</table>
Purpose of facility:
<table>
<tr><th>Type of facilities</th><th>Purpose</th></tr>
<tr><td>Industrial Hire Purchase-i Line</td><td>To partially support the purchase of automated machines to upgrade the current semi-automated production line acceptable and approved by the bank</td></tr>
<tr><td>Documentary credit-i</td><td>To facilitate imports or local purchases of halal goods (related to the customer's business other than capital investment goods)</td></tr>
<tr><td>Trust Receipts-i</td><td>To facilitate financing of imports or local purchases of halal goods</td></tr>
</table>
Based on the letter of offer, the security document for the facilities granted is as follows:
(a) Corporate guarantee by TEM Holdings Ltd for RM3,000,000.00 dated 20 April 2020.</td><td>Nil</td></tr>
<tr><td>2.</td><td>(a) HSBC Amanah Malaysia Berhad (as guarantor)</td><td>Bank guarantees dated 16 May 2023 for RM50,000.00 and RM6,000.00 respectively issued by the guarantor to the guarantee in favour of TEM</td><td>Nil</td></tr>
</table>

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No.	Parties	Brief description of documents reviewed	Restrictive covenants affecting the Proposed Listing
	(b) TEM Electronics (as customer) (c) Tenaga Nasional Berhad (as guarantee)	Electronics commencing from 1 July 2023 to 30 June 2024 for any default of payment of bills or fines by the customer. The bank guarantees are required by the guarantee as deposits for the customer's electricity usage and secured by cash margin of RM56,000.00 by the customer.	
3.	(a) HSBC Bank Malaysia Berhad (as lender) (b) TEM Electronics (as borrower)	Letter of offer dated 9 January 2018 granting the facility of foreign exchange spot and forward transactions for the purpose of entering into over-the-counter derivatives transactions with the borrower. Based on the letter of offer, the security document for the facilities granted is as follows: (a) Time deposit for the sum of RM236,000.00 supported by security over deposit in respect of obligations of the depositors (company) (first party) dated 27 April 2018.	Nil

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Appendix XII – Details of hire purchase agreements entered into by TEM Electronics

No.	Details of the hire purchase agreements	Description of asset	Description of instalments	Details of guarantee
1.	Hire purchase agreement dated 12 December 2019 entered into between HSBC Amanah Malaysia Berhad and TEM Electronics	1 set of fully automatic both sides housing insertion machine EVT-711 and wire pre-feeder EVT-108	**Duration of payment of instalments:** 60 months **Total amount:** RM473,697.28 **Amount of each instalment (monthly):** RM9,079.20 **Amount of final instalment:** RM9,079.20 **Instalments commencing date:** 12.1.2020	**Name of guarantor**: Nil
2.	Hire purchase agreement dated 25 November 2020 entered into between HSBC Amanah Malaysia Berhad and TEM Electronics	1 unit of Intecon S Macc. Aut. Stocko Rast 2.5+Crimp, 1 unit of mini KL per Art. RSB8170.058 Stocko and 1 unit of mini KL per Art. RSB8160.158 Stocko.	**Duration of payment of instalments:** 60 months **Total amount:** RM1,894,875.19 **Amount of each instalment (monthly):** RM36,338.77 **Amount of final instalment:** RM52,316.52 **Instalments commencing date:** 3.6.2021	**Name of guarantor**: Nil
3.	Hire purchase agreement dated 23 February 2021 entered into between HSBC Amanah Malaysia Berhad and TEM Electronics	1 unit of Komax Gamma 448 fully automatic wire processing machine	**Duration of payment of instalments:** 60 months **Total amount:** RM772,409.40 **Amount of each instalment (monthly):** RM12,873.49 **Amount of final instalment:** RM19,605.31 **Instalments commencing date:** 9.6.2021	**Name of guarantor**: Nil

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Appendix XIII – Summary of current non-compliance matter

<table>
<tr><th>No.</th><th>Non-compliance matter</th><th>Legal consequences and potential maximum penalty/fine for the relevant member of TEM Electronics or its directors</th><th>Status</th></tr>
<tr>
<td>1.</td>
<td>Failure to obtain fire certificate from Fire and Rescue Department of Malaysia for the factory located at Lot A101 and A102, Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang, 08000 Sungai Petani, Kedah Darul Aman (“Factory”).</td>
<td><u>Fire Services Act 1988</u>
<u>Section 28(1):</u>
Every designated premises shall require a fire certificate.
<u>Section 28(2):</u>
A fire certificate shall be renewable annually.
<u>Section 33:</u>
Where there is no fire certificate in force in respect of any designated premises, the owner of the premises shall be guilty of an offence and shall, on conviction, be liable to a fine not exceeding RM50,000 or to imprisonment for a term not exceeding 5 years or to both.

<u>Fire Services (Designated Premises) Amendment Order 2020</u>
<u>Item 7 of the Schedule:</u>
<table>
<tr><th>Designated premises according to use</th><th>Size</th></tr>
<tr><td>Factories</td><td>(i) Single storey – 2000 square metres and over (total floor area) where the automatic sprinkler systems are installed;
(ii) 2 storeys and above – 2000 square metres and over (total floor area) where the automatic sprinkler systems are installed;
(iii) Special structures – Hazardous processes</td></tr>
</table>
</td>
<td>TEM Electronics had on 5 September 2023 applied for the fire certificate and submitted all the required documents to the Fire and Rescue Department of Malaysia (“FRD”).

FRD has inspected the Factory on 18 September 2023 for the purpose of the issuance of the fire certificate and requested the Company to undertake and implement certain rectification measures to comply with the requisite regulatory requirements. As at the LPD, the Company is undertaking the rectification measures by applying to FRD for the approval of the building plan and mechanical and engineering plan of the Factory.

Subject to the satisfaction of FRD on the rectification measures undertaken by the Company, FRD will then issue the fire certificate to the Company, which is anticipated to be obtained by February 2024.

Pending the issuance of the fire certificate by FRD, the Fire and Rescue Station of Amanjaya District, Kedah, has been carried out inspection of the Factory, with one being undertaken in February 2023.</td>
</tr>
</table>

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Appendix XIII – Summary of historical non-compliance matter

No.	Non-compliance matter	Legal consequences and potential maximum penalty/fine for the relevant member of TEM Electronics or its directors	Status
1.	Failure to ensure that the accommodation provided by SP Resources Sdn. Bhd., being the centralised accommodation provider, to the foreign employees of TEM Electronics at the premises with address of No. 50, Tingkat 1, Jalan Teratai 1, Bandar Amanjaya, Sungai Petani, Kedah is certified with a certificate for accommodation issued by the Department of Labour Malaysia.	**Employees' Minimum Standards of Housing, Accommodations and Amenities (Employees required to be provided with Accommodations) Regulations 2021** Regulation 2(1): A foreign employee shall be required to be provided with accommodation under Part IIIA of the Act. **Employees' Minimum Standards of Housing, Accommodations and Amenities Act 1990** Section 24D(1): No accommodation shall be provided to an employee unless certified with a certificate for accommodation. Section 24D(2): An application for a certificate for accommodation shall be made by an employer or a centralised accommodation provider to the director general in the form and manner as may be determined by the director general and shall be accompanied by the prescribed processing fee. Section 24D(3): An employer who contravenes subsection (1) commits an offence and shall, on conviction, be liable to a fine not exceeding RM50,000.	SP Resources Sdn. Bhd., being the centralised accommodation provider, had on 5 August 2023 applied for the certificate for accommodation from the Department of Labour of Peninsular Malaysia for the accommodation provided to the foreign workers of TEM Electronics. The Department of Labour of Peninsular Malaysia had on 28 August 2023 inspected the said premises and had on 5 September 2023 issued the certificate of accommodation.

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Appendix XIV – Related party transactions

(a)	Loan agreement, supplemental agreement and second supplemental agreement entered into between TEM Group Limited(1) (as lender) and TEM Electronics (as borrower) dated 1 February 2018, 1 January 2019 and 31 December 2019 respectively, pursuant to which the lender has agreed to grant an amount totalling to USD150,000.00 to the borrower as working capital to be repaid by 31 December 2021.

(b)	Loan agreement entered into between SEAP Trading Pte Limited(2) (as lender) and TEM Electronics (as borrower) dated 6 August 2021, pursuant to which the lender has agreed to grant an amount totalling to USD550,000.00 to the borrower as working capital to be repaid by 31 August 2023.

(c)	Loan agreement entered into between SEAP Trading Pte Limited(2) (as lender) and TEM Electronics (as borrower) dated 18 August 2021, pursuant to which the lender has agreed to grant an amount totalling to USD350,000.00 to the borrower as working capital to be repaid by 31 August 2023.

(d)	Loan agreement entered into between SEAP Trading Pte Limited(2) (as lender) and TEM Electronics (as borrower) dated 2 March 2022, pursuant to which the lender has agreed to grant an amount totalling to USD200,000.00 to the borrower as working capital to be repaid by 1 March 2024.

(e)	Loan agreement entered into between SEAP Trading Pte Limited(2) (as lender) and TEM Electronics (as borrower) dated 2 June 2022, pursuant to which the lender has agreed to grant an amount totalling to USD200,000.00 to the borrower as working capital to be repaid by 1 June 2024.

(f)	Loan agreement entered into between SEAP Trading Pte Limited(2) (as lender) and TEM Electronics (as borrower) dated 8 July 2022, pursuant to which the lender has agreed to grant an amount totalling to USD200,000.00 to the borrower as working capital to be repaid by 7 July 2024.

(g)	Loan agreement entered into between SEAP Trading Pte Limited(2) (as lender) and TEM Electronics (as borrower) dated 16 August 2022, pursuant to which the lender has agreed to grant an amount totalling to USD200,000.00 to the borrower as working capital to be repaid by 15 August 2024.

(h)	Loan agreement and supplemental agreement entered into between TEM Group Limited(1) (as lender) and TEM Electronics (as borrower) dated 23 April 2019 and 30 December 2020 respectively, pursuant to which the lender has granted an amount totalling to USD350,000.00 to the borrower as working capital to be repaid by 31 December 2022.

(i)	Loan agreement entered into between TEM Group Limited(1) (as lender) and TEM Electronics (as borrower) dated 2 May 2019, pursuant to which the lender has granted an amount totalling to EUR200,000.00 to the borrower as working capital to be repaid by 31 August 2021.

(j)	Loan agreement entered into between TEM Group Limited(1) (as lender) and TEM Electronics (as borrower) dated 23 May 2019, pursuant to which the lender has granted an amount totalling to USD350,000.00 to the borrower as working capital to be repaid by 31 December 2021.

Notes:

(1)	Lau Man Tak is a director of TEM Electronics. He is also a controlling shareholder of TEM Group Limited as at the LPD.

(2)	Lau Man Tak is a director of TEM Electronics. He is also a controlling shareholder of SEAP Trading Pte Limited as at the LPD.